S-1 1 rcat1025forms1.htm REGISTRATION STATEMENT ON FORM S-1

As filed with the Securities and Exchange Commission on October 30, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RED CAT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	86-0490034
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

(833) 373-3228

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Thompson

Chief Executive Officer

Red Cat Holdings, Inc.

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

(833) 373-3228

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

 Mark E. Crone, Esq.

Eric Mendelson, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

Telephone: (917) 398-5082

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	3,054,314	$4,581,471(2)	$499.84
Common stock, par value $0.001 per share, underlying Series B Convertible Preferred Stock	1,512,206	$2,268,309(2)	$247.47
Total	4,566,520	$6,849,780(2)	$747.31

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using $1.50 per share the fixed offering price per share for the Pink Open Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER [__], 2020

4,566,520 Shares of Common Stock

We are registering an aggregate of 4,566,520 shares (the “Resale Shares”) of common stock, $0.001 par value per share, of Red Cat Holdings, Inc. (referred to herein as “we”, “us”, “our”, “Red Cat”, “Registrant”, or the “Company”) for resale by certain of our stockholders identified in this prospectus (the “Selling Stockholders”), which consists of (i) 834,664 shares of common stock and (ii) 1,512,206 shares of common stock issuable upon conversion of Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

Our common stock is quoted on the OTC Markets, Pink Open Market, under the symbol “RCAT”. The price of $1.50 is a fixed price at which the Selling Stockholders may sell their Resale Shares until our common stock is quoted on the OTCQB or other established public trading markets, at which time the Resale Shares covered by this prospectus may be sold at prevailing market prices or privately negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares. We will not receive any proceeds from the sale of the shares of Common Stock offered hereby the Selling Stockholders will receive all of the net proceeds from the offering of their shares.

We do not know when or in what amounts the Selling Stockholders may offer the Resale Shares of common stock for sale. The Selling Stockholders may sell any, all or none of the shares of common stock offered by this prospectus.

The Resale Shares may be sold by the Selling Stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this Prospectus.

On October 29, 2020, the closing bid price of our common stock was $1.00 per share.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2020

You should rely only on the information contained in this prospectus. Neither the Company nor the Selling Stockholders have authorized anyone else to provide you with different information. The shares of common stock offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

RED CAT HOLDINGS, INC. HAS NOT REGISTERED THE SHARES OF COMMON STOCK THAT MAY BE SOLD BY THE SELLING STOCKHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. SELLING STOCKHOLDERS, AND ANY BROKERS OR DEALERS, EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK FOR SALE BY THE SELLING STOCKHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary is not intended to be complete and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in this prospectus before making an investment decision.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Red Cat Holdings, Inc. on a consolidated basis with its wholly-owned subsidiaries, Red Cat Propware, Inc. and Rotor Riot, LLC, as applicable.

FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements include, among others, those statements including the words "believes", "anticipates", "expects", "intends", "estimates", "plans" and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to raise capital when needed and on acceptable terms; our ability to make acquisitions and integrate acquired businesses into our company; our ability to attract and retain management; the intensity of competition; changes in the political and regulatory environment and in business and economic conditions in the United States and globally; and the continuing effect of the Covid-19 pandemic. These risks and others described under the section "Risk Factors" below are not exhaustive.

Given these uncertainties, readers of this prospectus are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Company Background

We are a Nevada corporation, originally incorporated in 1984 under the name Oravest International, Inc. in the state of Colorado and subsequently renamed TimefireVR, Inc in November 2016 and thereafter renamed Red Cat Holdings, Inc. in July 2019. Our principal corporate office is located at 370 Harbour Drive, Palmas del Mar, Humacao, PR 00791 and our telephone number is (833) 373-3228. On May 15, 209 we acquired Red Cat Propware, Inc. in a share exchange. On January 23, 2020 we acquired Rotor Riot, LLC, in a merger in which our subsidiary Rotor Riot Acquisition Corp. merged with and into Rotor Riot, LLC (“Rotor Riot”) with Rotor Riot surviving as our wholly owned subsidiary. Our internet address is www.redcatholdings.com. Information on our website is not incorporated into this prospectus.

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Business Overview

The Company’s business is to provide products, services and solutions to the drone industry.

We design, develop, market, and sell drone products. We design and develop drone software and are developing a blockchain-based black box to enhance reliability and reporting of drone performance and operations as software as a service (“SAAS”).

Our business emphasis focusses on drones piloted with wearable display devices. These are head mounted displays (“HMDs”) for pilots. HMDs give pilots “first person view” (“FPV”) perspective to control their drone in flight. This is a unique experience where the pilot is interacting with an aircraft through visual immersion. In this augmented virtual reality, the pilot sees only what the drone sees, as if sitting in the pilot seat. This experience is accomplished by live streaming footage from a camera mounted on the nose of the drone directly into specially-designed goggles worn by the pilot. The image is transmitted via radio (traditionally analog but increasingly digital) to the pilot. The drone remote control unit, the drone device, and the FPV goggles are all inter-connected via radio. This effect requires sophisticated electronics that transmits visual information with sufficient speed and reliability to allow pilot control over the drone in real-time. Pilots routinely achieve speeds of over 90 mph in racing and other mission critical applications. An FPV pilot must experience a near complete transfer of their visual consciousness into the body of their piloted device.

There are three common categories of FPV flight – freestyle flight, racing and aerial photography. In freestyle the pilot navigates around obstacles, focused on acrobatics and exploring the environment around the aircraft through the HMD. This type of flight includes remote utility and crop inspection with onboard navigation and special equipment, such as moisture or heat sensors, and package delivery. FPV racing describes a growing spectator sport where pilots fly their drones in competitions through a series of obstacles, flags, and gates in a racetrack. Aerial photography is the process of viewing and recording a subject matter from the air from the viewpoint of the pilot.

FPV flight systems are sold by the company through its Rotor Riot subsidiary. We sell flight design cameras, video transmitters, goggles, as well as the mounts, airframes and accessories to build or operated drone aircraft. We design, develop, assemble and sell each of these FPV components individually and in packages. We believe that our products have become favorites in FPV racing and we sponsor several racing teams and pilots. We purchase and resell drones and components from leading manufacturers, including the industry leader Da Jiang Innovations (“DJI”) and custom design and build our own line of branded products. Historically, approximately 50% of our revenue is generated as a reseller and the balance from the sale of our branded products.

We market through social media and attract buyers to our ecommerce platforms. We maintain a robust presence on Facebook and YouTube where we sponsor competitions and provide education. Sports networks, and sponsors such as NBC, Sky, Liberty Media, Fox Sports, MGM, Hearst, Twitter, ProSieben, Groupe AB and Weibo broadcast and sponsor global events where professional pilots and amateurs compete for prizes and sponsorships. Drone racing is a global sport with chapters, leagues, and pilots and established guidelines, rules and regulations for participation adopted by organizations such as MultiGP, Drone Racing League (“DRL”), IUDRO, DR1 Racing, Rotomatch League, FPVR, and Freespace Drone Racing. Pilots specially design their custom built aircraft, selecting and customizing frames, motors, propellors and controllers for speed and maneuverability from Rotor Riot. Rotor Riot sponsors a team of six of the leading pilots on the competitive FPV racing circuit, including the 2019 and 2018 Drone Racing League champion.

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Recent Events

Fat Shark Acquisition

On September 30, 2020 we entered into a share purchase agreement with Greg French, the founder and sole shareholder of Fat Shark Holdings, Ltd., a Cayman Islands Exempted Company (“Fat Shark”) to acquire all of the issued and outstanding shares of Fat Shark and its subsidiaries. The Company believes Fat Shark is a leader in the design, development, marketing and sale of HMDs for pilots.

In 2015 Fat Shark sponsored the first annual US National Drone Racing Championships held at the California State Fair with a prize of $25,000. Subsequent events featured prizes of up to $1 million. Drone pilots and spectators alike experience real-time flight through their own HMD.

Fat Shark Purchase Agreement

On September 30, 2020, the Company and FS Acquisition, Inc., a Nevada corporation, entered into a share purchase agreement with Mr. French, pursuant to which, subject to the satisfaction of certain closing conditions, we will acquire all of the issued and outstanding share capital of Fat Shark, including its subsidiaries, for an aggregate purchase price of $7,000,000. The purchase price is payable $5,750,000 in shares of our common stock at an agreed upon value based upon the volume weighted average price (“VWAP”) of our common stock at closing (but not less than $1.00 nor more than $1.50 per share), a senior secured note in the original principal amount of $1,000,000, subject to a floating charge under Cayman Island law on all of the assets of Fat Shark and its subsidiaries and $250,000 in cash. Fifteen percent of the common stock issued will be deposited in escrow for 18 months as security for indemnification obligations of Fat Shark and Mr. French and purchase price adjustments due to working capital deficiencies and certain other claims and expenses. The indemnification obligations are subject to certain limitations and survive for two years following closing and require $25,000 in claims before any claim can be asserted.

The agreement provides that for two years following closing, neither Mr. French nor any affiliate may engage in a business competing with our drone or FPV goggle business, or solicit any of our customers or suppliers.

We agreed to register the shares issuable in the transaction under the Securities Act of 1933, as amended (the “Act”) under certain circumstances. At any time following a “Qualified Financing”, defined as a private placement or public offering of debt, equity, or convertible securities in one or more transaction whereby on a cumulative basis on or prior to the three year anniversary of closing, a minimum of $6 million of gross proceeds has been raised by us for our own account (during which offerings French also has the right to sell up to $1,000,000 of the shares received), French has the right to a single demand registration under the Act of all or a portion of the shares, unless our aggregate public offering price (before deducting discounts and commissions) is less than $25,000,000.

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Mr. French has agreed to certain restrictions on the disposition of the shares received during for a period of two years following closing (the “Lock-Up Agreement”). Under the Lock-Up Agreement, a limit of up to the greater of 20% or $1,000,000 of the shares received may be sold prior to the 12 month anniversary of the closing in privately negotiated transactions (provided the purchaser enters into a joinder agreement and agrees to be subject to the same restrictions on such shares). Following the first year after closing, up to 10% of the average daily volume of the common stock during the prior 10 trading days may be sold. The Agreement also requires Mr. French sell a pro-rata amount of his common stock and provides for mandatory participation in certain sales by our large shareholders. Following closing (which is subject to the satisfaction of certain closing conditions), the operations of Fat Shark are expected to constitute a significant majority of our revenue and results of operations and will position us to become a fully-integrated drone business with a strong supply chain while we continue to develop and promote industry standards through our blockchain-based distributed network that provides secure data storage, operational analytics, reporting, and SaaS solutions for the drone industry. We are also developing the means to accurately track, report and review flight data, which we believe will be the mainstay of future regulatory specifications and insurability. We maintain a commitment to deliver unparalleled innovation to make drones, pilots, and products accountable and the sky a safer place.

On October 5, 2020, we closed on a private offering of convertible promissory notes in the aggregate principal amount of $600,000 and issued five-year warrants to purchase an aggregate of 399,996 shares of common stock. The notes accrue interest at the rate of 12% percent per annum and are payable two years from the date of issuance. The notes are convertible into common stock at a conversion price of $1.00 per share or, upon the consummation of a Qualified Offering (as defined in the note) at a price equal to 75% of the price of the securities sold in such offering. The notes also contain protection from dilution in the event of a lower priced issuance. We intend to apply a portion of the proceeds of the offering to the cash purchase amount required for closing the Fat Shark acquisition.

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  Summary of the Offering

Resale Shares	(i) 834,664 issued and outstanding shares of common stock, (ii) ______ shares of common stock issuable upon conversion of Series A Preferred Stock and (iii) ___________ shares of common stock issuable upon conversion of Series B Preferred Stock

Common Stock Outstanding Before this Offering	20,721,535

Common Stock Outstanding After this Offering	________

Use of Proceeds

Risk factors	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Trading symbol	Our common stock is quoted on the Pink Open Market under the symbol “RCAT”.

 The number of shares of common stock shown above to be outstanding before this offering is based on 20,721,535 shares outstanding as of October 26, 2020 and excludes as of that date:

• 1,597,475 shares of common stock issuable upon exercise of outstanding options under our equity incentive plans at a weighted-average exercise price of $1.10 per share;

• 405,552 shares of common stock issuable upon exercise of outstanding warrants with a weighted-average exercise price of $2.30 per share (of which 399,996 were sold in October 2020 in connection with our sale of 12% convertible notes (“12% Convertible Notes”) and are exercisable at a conversion price of $1.00 per share, or at a 25% discount to the price per share of our securities sold in a Qualified Offering as defined in the 12% Convertible Notes);

• 1,738,504 shares of common stock issuable upon conversion of outstanding shares of our Series A Preferred Stock and 3,055,748 shares of our common stock issuable upon conversion of outstanding shares of our Series B Preferred Stock;

• 7,152,525 shares of common stock that are reserved for equity awards that may be granted under our equity incentive plans; and

• 41,667 shares of common stock issuable in May 2021 in connection with a fully vested restricted stock unit grant.

• 600,000 shares of common stock issuable upon conversion of the 12% Convertible Notes sold October 2020 at a conversion price of $1.00 per share, or 75% of the price of securities sold in a Qualified Offering, if lower, as defined in the 12% Convertible Notes.

 Unless otherwise indicated, the information in this prospectus gives effect to the 1 for 1,200 reverse split of our common stock effected on August 1, 2019.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related To Our Common Stock

Our management has voting control of the Company.

Our current officers and directors currently own approximately 65% of the total issued and outstanding capital stock of the Company. If they act together, they will be able to influence the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This concentration of ownership may have the effect of delaying or preventing a change in control and may adversely affect the market price of our common stock.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

We have never paid dividends and we do not expect to pay dividends for the foreseeable future

We intend to retain earnings, if any, to finance the growth and development of our business and do not intend to pay cash dividends on shares of our common stock in the foreseeable future. The payment of future cash dividends, if any, depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and other factors. As a result, capital appreciation, if any, of our common stock, will be your sole source of gain for the foreseeable future.

We are traded on the Pink Open Market. An active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops the price of our common stock may be volatile.

Presently, our common stock is traded on the Pink Open Market, the lowest and most speculative tier of the three marketplaces for the trading of over the counter stocks established by OTC Markets which does not establish financial standards or disclosure requirements for trading. As a result, Pink Open Markets trading is often avoided by investors or disallowed for traders and fund managers. Although we presently are fully-reporting and current in our SEC filings and reports, prior to 2012 our predecessor failed to maintain current reporting with the SEC. We are in our early stages, an investment in our company will require a long-term commitment, with no certainty of return. Presently there is limited trading in our stock and in the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

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The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Trading in stocks quoted on the Pink Open Market is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the Pink Open Market is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect current holders of our common stock.

Our board of directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders.

The market price of our shares of common stock is subject to fluctuation.

The market prices of our shares may fluctuate significantly in response to factors, some of which are beyond our control, including:

•	The announcement of new products by our competitors
•	The release of new products by our competitors
•	Developments in our industry or target markets
•	General market conditions including factors unrelated to our operating performance

Recently, the stock market, in general, has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our shares of common stock which could cause a decline in the value of our shares.

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Our common stock may be deemed a “penny stock” which may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership may decrease, and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our stockholders.

Risks Related to our Business

The COVID-19 pandemic has adversely impacted, and poses risks to, our business, results of operations and financial condition, the nature and extent of which are highly uncertain and unpredictable.

The global spread of COVID-19 is having, and will continue to have, an adverse impact on our operations, sales and delivery and supply chains.  Many countries including the United States have implemented measures such as quarantine, shelter-in-place, curfew, travel restrictions and similar isolation measures, including government orders and other restrictions on the conduct of business operations.  It remains uncertain what impact the pandemic will have on our ability to generate sales and customer interest even once conditions begin to improve.   The COVID-19 pandemic has also impacted our supply chain as we have experienced disruptions or delays in shipments of certain materials or components of our products. Prices of our supplies have also increased as a result of the pandemic. Accordingly, COVID-19 has negatively affected our business. Given the rapid and evolving nature of the virus, it is uncertain how materially COVID-19 will affect our operations generally if these impacts persist, worsen or re-emerge over an extended period of time.

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Additionally, the COVID-19 pandemic caused significant volatility and uncertainty in U.S. and international markets, which may result in a prolonged economic downturn. A disruption of financial markets may reduce our ability to access capital and increase the cost of doing so.  There are no assurances that the credit markets or the capital markets will be available to us in the future or that financing will be available.

We cannot reasonably estimate the length or severity of the COVID-19 pandemic or the related response, or the extent to which the disruption may continue to impact our business, financial position, results of operations and cash flows. Ultimately, the COVID-19 pandemic could have a material adverse impact on our business, financial position, results of operations and cash flows.

We may not be able to continue operating as a going concern.

We have experienced losses from operations since inception and have never generated positive cash flow. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our operating costs and obtaining additional financing. The report from our independent registered public accounting firm for the fiscal year ended April 30, 2020 includes an explanatory paragraph stating the Company has recurring net losses from operations, negative operating cash flows, does not yet generate revenue from operations and will need additional working capital for ongoing operations These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern.

We have incurred net losses since inception.

We have accumulated net losses of approximately $3.0 million as of July 31, 2020. These losses have had an adverse effect on our financial condition, stockholders’ equity, net current assets, and working capital. We will need to generate higher revenues and control operating costs in order to attain profitability. There can be no assurances that we will be able to do so or to reach profitability.

We will need additional capital to fund our expanding operations, and if we are not able to obtain sufficient capital, we may be forced to limit the scope of our operations.

We expect that our planned expansion of business activities will require additional working capital. Rotor Riot’s e-commerce platform business operating at www.rotorriot.com has not attained profitability. The planned release of our first software product, DroneBox, will require working capital to finish product development, support its market release, and provide technical customer support upon its commercial release. We plan to offer DroneBox under a software-as-a-service (“SAAS”) platform which may require a higher number of customers in order to reach profitability. There can be no assurance that either or both of our operating businesses will reach profitability.

If adequate additional debt and/or equity financing is not available on reasonable terms or at all, then we may not be able to continue to develop our business activities, and we will have to modify our business plan. These factors could have a material adverse effect on our future operating results and our financial condition.

If we are unable to raise needed additional funds to continue as a going concern, we could be forced to cease our business activities and dissolve. In such an event, we may incur additional financial obligations, including the accelerated maturity of debt obligations, lease termination fees, employee severance payments, and other creditor and dissolution-related obligations.

Our ability to raise financing through sales of equity securities depends on general market conditions and the demand for our common stock. We may be unable to raise adequate capital through sales of equity securities, and if our stock has a low market price at the time of such sales, our existing stockholders could experience substantial dilution. If adequate financing is not available or unavailable on acceptable terms, we may find we are unable to fund expansion, continue offering products and services, take advantage of acquisition opportunities, develop or enhance services or products, or to respond to competitive pressures in the industry which may jeopardize our ability to continue operations.

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We operate in an emerging and rapidly growing industry which makes it difficult to evaluate our business and future prospects.

The drone industry is relatively new and is growing rapidly. As a result, it is difficult to evaluate our business and future prospects. We cannot accurately predict whether, and even when, demand for our products will increase, if at all. The risks, uncertainties and challenges encountered by companies operating in emerging and rapidly growing industries include:

• Generating sufficient revenue to cover operating costs and sustain operations;

• Acquiring and maintaining market share;

• Attracting and retaining qualified personnel, especially engineers with the requisite technical skills;

• Successfully developing and commercially marketing new products:

• Accessing the capital markets to raise additional capital, on reasonable terms, if and when required to sustain operations or to grow the business.

The drone industry is subject to various laws and government regulations which could complicate and delay our ability to introduce products, maintain compliance, and avoid violations, which could lead to increased costs or the interruption of normal business operations that could negatively impact our financial condition and results of operations.

The drone industry is subject to various laws and government regulations which could complicate and delay our ability to introduce products, maintain compliance, and avoid violations, which could lead to increased costs or the interruption of normal business operations that could negatively impact our financial condition and results of operations.

We operate in the drone industry which is a highly regulated environment in the US and international markets. Federal, state and local governmental entities and foreign governments may regulate aspects of the industry, including the production or distribution of our products, software or services. These regulations may include accounting standards, taxation requirements (including changes in applicable income tax rates, new tax laws and revised tax law interpretations), product safety and other safety standards, trade restrictions, regulations regarding financial matters, environmental regulations, products directed toward children or hobbyists, and other administrative and regulatory restrictions. While we endeavor to take all the steps necessary to comply with these laws and regulations, there can be no assurance that we can maintain compliance on a continuing basis. Failure to comply could result in monetary liabilities and other sanctions which could increase our costs or decrease our revenue resulting in a negative impact on our business, financial condition and results of operations.

We face competition from larger companies that have substantially greater resources which challenges our ability to establish market share, grow the business, and reach profitability.

The drone industry is attracting a wide range of significantly larger companies which have substantially greater financial, management, research and marketing resources than we have. These competitors include transportation companies like United Parcel Service, Federal Express and Amazon, as well as defense companies such as Lockheed Martin Corporation and Northrop Grumman Corporation. Our competitors may be able to provide customers with different or greater capabilities than we can provide, including technical qualifications, pricing, and key technical support. Many of our competitors may utilize their greater resources to develop competing products and technologies, leverage their financial strength to utilize economies of scale and offer lower pricing, and hire more qualified personnel by offering more generous compensation packages. In order to secure contracts, we may have to offer comparable products and services at lower pricing which could adversely affect our operating margins. Our inability to compete effectively against these larger companies could have a material adverse effect on our business, financial condition and operating results.

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We may not be able to keep pace with technological advances.

The drone industry in general, and the software and hardware industries in particular, continue to undergo significant changes, primarily due to technological developments. Because of the rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of activities, it is impossible to predict the overall effect these factors could have on potential revenue from, and profitability of, software and hardware or training directed to the drone industry. It is impossible to predict the overall effect these factors could have on our ability to compete effectively in a changing market, and if we are not able to keep pace with these technological advances, then our revenues, profitability and results from operations may be materially adversely affected.

We may not be able to successfully release and sell our software solutions.

Our first software product, DroneBox, is presently in beta testing in order to identify any operating issues and to secure user feedback on its features, including both those presently part of the software and those that might be added to enhance the product. While we expect to commercially release DroneBox by the end of 2020, there are numerous risks that could prevent us from attaining this timeline. To date, the FAA has not issued any formal rules and regulations regarding software applications used by drones. However, it could decide to issue formal rules and regulations which could delay the release of DroneBox or cause us to withdraw it from the market. It is possible that we may not be able to comply with any rules and regulations issued by the FAA.

DroneBox will compete against software solutions which are already available in the marketplace. These include competing products offered by Airdata, a small company, and Skyward which is owned by Verizon. We plan to include features in DroneBox that we believe will provide a competitive advantage. These include (i) flight analyzation and replay, (ii) an embedded, encrypted ticket system, and (iii) live support assistance. However, users may not perceive our enhancements as providing added value and may determine not to migrate to DroneBox. In addition, Verizon could provide sales and marketing support to Skyward that could distract users and cause them not to focus on the enhanced features provided by DroneBox. These risks could adversely impact the number of users that subscribe to DroneBox and have a material adverse impact on our operating results.

If critical components used to assemble our products become scarce or unavailable, then we may incur delays in fulfilling sales orders which could adversely impact our business.

We obtain components for our drones from a limited number of suppliers. Most of these components are sourced from China which has been engaged in a trade war with the United States over the past few years. We do not have a long term agreement with these suppliers that obligates them to sell components to us. Our reliance on these suppliers entails significant risks and uncertainties, including whether these suppliers will provide an adequate quantity of components, at a reasonable price, and on a timely basis. While there are options to purchase certain components from suppliers based in the United States, we would be forced to pay higher prices which would adversely impact our gross margin and operating results. Our operating results could be materially, adversely impacted if our suppliers do not provide the critical components used to assemble our products on a timely basis, at a reasonable price, and in sufficient quantities.

Our results of operations may fluctuate from period to period which could cause volatility in our stock price.

Results of operations for any company developing untested technology can be expected to fluctuate until the products are in the market and could fluctuate thereafter even when products are in the marketplace. There is significant lead time in developing software and manufacturing hardware. Unanticipated delays can adversely impact the release of software products and drone-related equipment into the marketplace. Revenues generated through our e-commerce site have been growing but could be adversely impacted if a lack of working capital limits our ability to purchase new items for sale. We cannot predict with certainty when our first software analytics product will be released commercially and what level of sales will be generated.

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Our results of operations depend significantly upon the appeal of our content to our customers, the timing of releases of our products and the commercial success of our products, none of which can be predicted with certainty. Accordingly, our revenues and results of operations may fluctuate from period to period. The results of one period may not be indicative of the results of any future period. Any quarterly fluctuations that we report in the future may not match the expectations of market analysts and investors. This could cause the price of our common stock to fluctuate significantly.

The loss of key personnel may adversely affect our business.

Our success greatly depends on the performance of our executive management team, including Jeffrey Thompson, our Chief Executive Officer, who has significant experience raising capital for emerging technology companies. In addition, Chad Kapper, our Chief Marketing Officer and Drew Camden, President of Rotor Riot, have significant experience in the drone industry and are recognized as experts in the FPV sector of the drone industry which is a core focus of our e*commerce store. None of our executives have employment agreements or provisions that would restrict or prohibit them from competing with us. As a result, any of these individuals could terminate their employment and immediately compete against us. The loss of the services of any member of our executive management team or other key persons could have a material adverse effect on our business, results of operations and financial condition.

Litigation could harm our business or otherwise distract management.

Substantial, complex or extended litigation could cause us to incur large expenditures and could distract management. For example, lawsuits by licensors, consumers, employees or stockholders or litigation with federal, state or local governments or regulatory bodies could be very costly and disrupt business. While disputes from time to time are not uncommon, we may not be able to resolve such disputes on terms favorable to us which could have a material, adverse impact on our results of operations and financial condition.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. Patent protection can be limited and not all intellectual property is or can be patented. We may rely on a combination of patent, trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. We have little protection when we must rely on trade secrets and confidentiality/nondisclosure agreements. Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues for us. Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights, which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition and the value of our brand and other intangible assets.

If we fail to protect our intellectual property rights, our ability to pursue the development of our technologies and products would be negatively affected.

Our success will depend in part on our ability to obtain patents and maintain adequate protection of our intellectual property and technologies. Some foreign countries lack rules and methods for defending intellectual property rights and do not protect proprietary rights to the same extent as the United States. We have not filed for any patent protection rights outside the United States, and many companies have had difficulty protecting their proprietary rights in foreign countries. We may not be able to prevent misappropriation of our proprietary rights.

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The patent process is subject to numerous risks and uncertainties and there can be no assurance that we will be successful in protecting our technologies by obtaining and enforcing patents. These risks and uncertainties include the following: patents that may be issued or licensed may be challenged, invalidated, or circumvented, or otherwise may not provide any competitive advantage; our competitors, many of which have substantially greater resources than us and many of which have made significant investments in competing technologies, may seek, or may already have obtained, patents that will limit, interfere with, or eliminate our ability to make, use, and license our technologies either in the United States or in international markets; there may be significant pressure on the United States government and other international governmental bodies to limit the scope of patent protection both inside and outside the United States for technologies that prove successful as a matter of public policy regarding security concerns; countries other than the United States may have less restrictive patent laws than those upheld by United States courts, allowing foreign competitors the ability to exploit these laws to create, develop, and market competing products.

Moreover, any patents issued to us may not provide us with meaningful protection, or others may challenge, circumvent or narrow our patents. Third parties may also independently develop technologies similar to ours or design around any patents on our technologies.

In addition, the USPTO and patent offices in other jurisdictions have often required that patent applications concerning software inventions be limited or narrowed substantially to cover only the specific innovations exemplified in the patent application, thereby limiting the scope of protection against competitive challenges. Thus, even if we or our licensors are able to obtain patents, the patents may be substantially narrower than anticipated.

Our success depends on our patents, patent applications that may be licensed exclusively to us, and other patents to which we may obtain assignment or licenses. We may not be aware, however, of all patents, published applications, or published literature that may affect our business by blocking our ability to commercialize our products, by preventing the patentability of future products or services to us or our licensors, or by covering the same or similar technologies that may invalidate our patents, limit the scope of our future patent claims or adversely affect our ability to market our products and services.

In addition to patents, we rely on a combination of trade secrets, confidentiality, nondisclosure and other contractual provisions, and security measures to protect our confidential and proprietary information. These measures may not adequately protect our trade secrets or other proprietary information. If they do not adequately protect our rights, third parties could use our technology, and we could lose any competitive advantage we may have. In addition, others may independently develop similar proprietary information or techniques or otherwise gain access to our trade secrets, which could impair any competitive advantage we may have.

Patent protection and other intellectual property protection are crucial to the success of our business and prospects, and there is a substantial risk that such protections will prove inadequate.

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Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

While we are not aware that our technologies infringe the proprietary rights of any third party, we do not regularly conduct freedom to operate searches. Claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. A number of companies, including competing companies, are actively developing extensive patent portfolios on aerial drones. These companies include big players like Amazon, Google, IBM, Qualcomm, Verizon, Walmart, Boeing, Lockheed Martin, SZ DJI, as well as a variety of smaller companies, universities and startups. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for or otherwise restrict our use of the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products are found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

•	Designing and developing products using advanced and unproven technologies and drones; and
•	Designing and developing products to collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances, but not in others. We do not and are not able to maintain insurance to protect against our risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

Risks Related to Our Planned Fat Shark Acquisition

Fat Shark operates in a highly competitive market and the size, resources and brand name of some of its competitors may allow them to compete more effectively than Fat Shark can, which could result in a loss of market share and a decrease in revenue and profitability.

The market for head-worn display devices, including FPV HMDs, is highly competitive. Further, we expect competition to intensify in the future as existing competitors introduce new and more competitive offerings alongside their existing products, and as new market entrants introduce new products into our markets. We compete against established, well-known diversified consumer electronics manufacturers such as Samsung Electronics Co., Sony Corporation, LG Electronics (LGE), HTC, Lenovo, and large software and other products companies such as Alphabet Inc. (Google), Microsoft Corporation, Facebook and Snap. In the FPV drone market we compete with additional established, well-known manufacturers such as Epson, Yuneec, Boscam, Eachine, Walkera, SkyZone, MicroLED and DJI. Many of our current competitors have substantial market share, diversified product lines, well-established supply and distribution systems, strong worldwide brand recognition and greater financial, marketing, research and development and other resources than we do. In addition, many of our existing and potential competitors enjoy substantial competitive advantages, such as:

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•  longer operating histories;

•  the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products;

•  broader distribution and established relationships with channel partners;

•  access to larger established customer bases and known branding;

•  greater resources to fund research and development and to make acquisitions;

•  larger intellectual property portfolios; and

•  the ability to bundle competitive offerings with other products and services.

Moreover, smartphones, tablets, and new wearable devices with ever growing larger video display screens and computing power have significantly improved the mobile personal computing experience. In the future, the manufacturers of these devices, such as Apple Inc., Samsung, LGE, Lenovo, Google/Fitbit, Snap, Garmin, Facebook, Microsoft and others may design or develop products similar to ours. In addition to competition or potential competition from large, established companies, new companies may emerge and offer competitive products. Increased competition may result in pricing pressures and reduced profit margins and may impede our ability to increase the sales of our products, any of which could substantially harm our business and results of operations.

Fat Shark’s lack of long-term purchase orders and commitments from customers may lead to a rapid decline in sales.

All customers issue purchase orders solely at their own discretion, often shortly before the requested date of shipment. Customers are generally able to cancel orders (without penalty) or delay the delivery of products on relatively short notice. In addition, current customers may decide not to purchase products for any reason. If those customers do not continue to purchase products, sales volume could decline rapidly with little or no warning.

Fat Shark cannot rely on long-term purchase orders or commitments to protect from the negative financial effects of a decline in demand for products and typically plans production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially. Customers give rolling forecasts and issue purchase orders but they have options to reschedule or pay cancellation fees. The uncertainty of product orders makes it difficult to forecast sales and allocate resources in a manner consistent with actual sales. Moreover, expense levels and the amounts invested in capital equipment and new product development costs are based in part on expectations of future sales and, if expectations regarding future sales are inaccurate, Fat Shark may be unable to reduce costs in a timely manner to adjust for sales shortfalls. As a result of lack of long-term purchase orders and purchase commitments, Fat Shark may experience a rapid decline in sales.

As a result of these and other factors, investors should not rely on Fat Shark revenues and operating results for any one quarter or year as an indication of future revenues or operating results. If quarterly revenues or results of operations fall below expectations of investors or public market analysts, the price of the common stock could fall substantially.

If Fat Shark does not effectively maintain and further develop sales channels for products, including developing and supporting retail sales channel, value added resellers (VARs) and distributors, its business could be harmed.

Fat Shark depends upon effective sales channels in reaching the customers who are the ultimate purchasers of HMD products and primarily sell products either from in-house sales teams directly to retail outlets such as hobby shops or through websites and VARs.

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Distributors, third-party online resellers and VARs generally offer products from several different manufacturers. Accordingly, Fat Shark is at risk that these distributors, resellers and VARs may give higher priority to selling other companies’ products. If Fat Shark were to lose the services of a distributor, online reseller, or VAR, they might need to find another in that area, and there can be no assurance of the ability to do so in a timely manner or on favorable terms. Further, resellers and distributors can at times build inventories in anticipation of future sales, and if such sales do not occur as rapidly as they anticipate, resellers and distributors will decrease the size of their future product orders. Fat Shark is also subject to the risks of distributors, resellers and VARs encountering financial difficulties, which could impede their effectiveness and also expose Fat Shark to financial risk, for example if they are unable to pay for the products they purchase or ongoing disruptions in business, for example from natural disasters or the effects of COVID-19. Any reduction in sales by current distributors or VARs, loss of key distributors and VARs or decrease in revenue from distributors and VARs could adversely affect Fat Shark’s revenue, operating results, and financial condition.

Future growth and profitability may be adversely affected if marketing initiatives are not effective in generating sufficient levels of brand awareness.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing efforts, including our ability to:

•	create awareness of brands and products;
•	convert consumer awareness into actual product purchases;
•	effectively manage marketing costs (including creative and media) in order to maintain acceptable operating margins and return on marketing investment; and
•	successfully offer to sell products or license technology to third-party companies for sale.

Planned marketing expenditures are unknown and may not result in increased total sales or generate sufficient levels of product and brand name awareness. Fat Shark may not be able to manage marketing expenditures on a cost-effective basis.

Fat Shark products require ongoing research and development and may experience technical problems or delays, which could lead the business to fail.

Fat Shark’s research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, for example, unexpected technical problems or the possible insufficiency of funds for completing development of these products. If technical problems or delays arise, further improvements in products and the introduction of future products could be adversely impacted, and Fat Shark could incur significant additional expenses and the business may fail.

Fat Shark depends on advances in technology by other companies and if those advances do not materialize, some anticipated new products could be delayed or cancelled.

We rely on and will continue to rely on components of our products (including micro-display panels organic light-emitting diode (“OLED”) and liquid crystal (“LC”) displays) for our goggle displays, transmitters and cameras) that are developed and produced by other companies. The commercial success of certain of our planned future products will depend in part on advances in these and other technologies by other companies. We may, from time to time, contract with and support companies developing key technologies in order to accelerate the development of such products for our specific uses. Such activities might not result in useful technologies or components for us.

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If Fat Shark fails to keep pace with changing technologies or is unable to anticipate customer preferences, business and results of operations may be materially adversely affected.

Rapidly changing customer requirements, evolving technologies and industry standards characterize the consumer electronics, wearables, and display industries. To achieve these goals, Fat Shark needs to enhance existing products and develop and market new products that keep pace with continuing changes in industry standards, requirements, and customer preferences.

Fat Shark’s success depends on our ability to originate new products and to identify product trends as well as to anticipate and react to changing customer demands in a timely manner. If are unable to introduce new products or novel technologies in a timely manner or new products or technologies are not accepted by customers, Fat Shark’s competitors may introduce more attractive products, which could hurt Fat Shark’s competitive position. New products might not receive customer acceptance if customer preferences shift to other products, and future success depends in part on the ability to anticipate and respond to these changes. Failure to anticipate and respond in a timely manner to changing customer preferences could lead to, among other things, lower revenue and excess inventory levels.

If HMD’s and pilot gear do not gain greater acceptance in the marketplace, the business strategy may fail.

The planned acquisition of Fat Shark is based upon the acceptance of HMD wearables for FPV control of drones and the continuation of the attractiveness of that method for piloting drones. Fat Shark has experienced declining revenues over the past several years and such trend may continue or accelerate. Advances in other technologies may overcome their current market limitations and permit them to remain or become more attractive technologies for FPV applications, which could limit the potential market for our products and cause our business strategy to fail. If end-users fail to accept HMDs in the numbers we anticipate or as soon as we anticipate, the sales of our FPV products and our results of operations would be adversely affected and our business strategy may fail.

There are a number of competing providers of micro-display-based personal display technology, including HMDs, and we may fail to capture a substantial portion of the FPV personal wearable display market.

In addition to competing with other HMD manufacturers and distributors for FPV displays, we also compete with micro-display-based personal display technologies that have been developed by other companies. Numerous start-up companies have announced their intentions to offer HMD products and developer kits in the near future. Further, industry blogs have speculated that companies such as Apple may offer HMDs in the near future.

Most of our competitors have greater financial, marketing, distribution, and technical resources than we do. Moreover, our competitors may succeed in developing new micro-display-based personal display technologies and products that are more affordable or have more desirable features than our technology. If our products are unable to capture a reasonable portion of the HMD market, our business strategy may fail.

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Fat Shark’s and our business and products are subject to government regulation and may incur additional compliance costs or, if we fail to comply with applicable regulations, may incur fines or be forced to suspend or cease operations.

In our current business and as we expand into new markets and product categories, we must comply with a wide variety of laws, regulations, standards and other requirements governing, among other things, electrical safety, wireless emissions, health and safety, e-commerce, consumer protection, export and import requirements, hazardous materials usage, product-related energy consumption, packaging, recycling and environmental matters. Compliance with these laws, regulations, standards, and other requirements may be onerous and expensive, and they may be inconsistent from jurisdiction to jurisdiction (including from country to country), further increasing the cost of compliance and doing business. Our products may require regulatory approvals or satisfaction of other regulatory concerns in the various jurisdictions in which they are manufactured, sold or both. These requirements create procurement and design challenges that require us to incur additional costs identifying suppliers and manufacturers who can obtain and produce compliant materials, parts and products. Failure to comply with such requirements can subject us to liability, additional costs, and reputational harm and, in extreme cases, force us to recall products or prevent us from selling our products in certain jurisdictions. If there is a new regulation, or change to an existing regulation, that significantly increases our costs of manufacturing or causes us to significantly alter the way that we manufacture our products, this would have a material adverse effect on our business, financial condition and results of operations. Additionally, while we have implemented policies and procedures designed to ensure compliance with applicable laws and regulations, there can be no assurance that our employees, contractors, and agents will not violate such laws and regulations or our policies and procedures.

Our products must comply with certain requirements of the U.S. Federal Communications Commission (“FCC”) regulating electromagnetic radiation in order to be sold in the United States and with comparable requirements of the regulatory authorities of the European Union (“EU”), Japan, China and other jurisdictions in order to be sold in those jurisdictions. Our FPV products include wireless radios and receivers which require additional emission testing. We are also subject to various environmental laws and governmental regulations related to toxic, volatile, and other hazardous chemicals used in the third-party components incorporated into our products, including the Restriction of Certain Hazardous Substances Directive, or RoHS and the EU Waste Electrical and Electronic Equipment Directive, or the WEEE Directive, as well as the implementing legislation of the EU member states. This directive restricts the distribution of products within the EU that exceed very low maximum concentration amounts of certain substances, including lead. Similar laws and regulations have been passed or are pending in China, Japan, and numerous countries around the world and may be enacted in other regions, including in the United States, and we are, or may in the future be, subject to these laws and regulations.

From time to time, our products are subject to new domestic and international requirements. Compliance with regulations enacted in the future could substantially increase our cost of doing business or otherwise have a material adverse effect on our results of operations and our business. Any inability by us to comply with regulations in the future could result in the imposition of fines or in the suspension or cessation of our operations or sales in the applicable jurisdictions. Any such inability by us to comply with regulations may also result in our not being permitted, or limit our ability, to ship our products which would adversely affect our revenue and ability to achieve or maintain profitability.

Although we have encourage our contract manufacturers and major component suppliers to comply with the supply chain transparency requirements, such as the RoHS Directive, we cannot provide assurance that our manufacturers and suppliers consistently comply with these requirements. In addition, if there are changes to these or other laws (or their interpretation) or if new related laws are passed in other jurisdictions, we may be required to re-engineer our products to use components compatible with these regulations. This re-engineering and component substitution could result in additional costs to us or disrupt our operations or logistics.

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The WEEE Directive requires electronic goods producers to be responsible for the collection, recycling and treatment of such products. Changes in interpretation of the directive may cause us to incur costs or have additional regulatory requirements to meet in the future in order to comply with this directive, or with any similar laws adopted in other jurisdictions. Our failure to comply with past, present, and future similar laws could result in reduced sales of our products, substantial product inventory write-offs, reputational damage, penalties and other sanctions, which could harm our business and financial condition. We also expect that our products will be affected by new environmental laws and regulations on an ongoing basis. To date, our expenditures for environmental compliance have not had a material impact on our results of operations or cash flows and, although we cannot predict the future impact of such laws or regulations, they will likely result in additional costs and may increase penalties associated with violations or require us to change the content of our products or how they are manufactured, which could have a material adverse effect on our business and financial condition.

Product quality issues and a higher-than-expected number of warranty claims or returns could harm our business and operating results.

The products that we sell could contain defects in design or manufacture. Defects could also occur in the products or components that are supplied to us. There can be no assurance we will be able to detect and remedy all defects in the hardware and software we sell, which could result in product recalls, product redesign efforts, loss of revenue, reputational damage and significant warranty and other remediation expenses. Similar to other mobile and consumer electronics, our products have a risk of overheating in the course of usage or upon malfunction. Any such defect could result in harm to property or in personal injury. If we determine that a product does not meet product quality standards or may contain a defect, the launch of such product could be delayed until we remedy the quality issue or defect. The costs associated with any protracted delay necessary to remedy a quality issue or defect in a new product could be substantial.

We generally provide a one-year warranty on all of our products, except in certain European countries where it can be two years for some consumer-focused products. The occurrence of any material defects in our products could expose us to liability for damages and warranty claims in excess of our current reserves, and we could incur significant costs to correct any defects, warranty claims or other problems. In addition, if any of our product designs are defective or are alleged to be defective, we may be required to participate in a recall campaign. In part due to the terms of our warranty policy, any failure rate of our products that exceeds our expectations may result in unanticipated losses. Any negative publicity related to the perceived quality of our products could affect our brand image and decrease retailer, distributor and consumer confidence and demand, which could adversely affect our operating results and financial condition. Further, accidental damage coverage and extended warranties are regulated in the United States at the state level and are treated differently within each state. Additionally, outside of the United States, regulations for extended warranties and accidental damage vary from country to country. Changes in interpretation of the regulations concerning extended warranties and accidental damage coverage on a federal, state, local or international level may cause us to incur costs or have additional regulatory requirements to meet in the future in order to continue to offer our support services. Our failure to comply with past, present and future similar laws could result in reduced sales of our products, reputational damage, penalties and other sanctions, which could harm our business and financial condition.

Regulations related to conflict minerals may cause Fat Shark to incur additional expenses and could limit the supply and increase the costs of certain materials used in the manufacturing of products.

As a public company, we are subject to requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, that require us to determine, disclose and report whether or not our products contain conflict minerals. These requirements could adversely affect the sourcing, availability and pricing of the materials used in the manufacture of components used in our products. We also may face reputational harm if we determine that certain of our products contain minerals not determined to be conflict free or if we are unable to alter our products, processes, or sources of supply to avoid such materials.

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Our products will likely experience declining unit prices and we may not be able to offset that decline with production cost decreases or higher unit sales.

In the markets in which we compete, prices of established consumer electronics, displays, personal computers, and mobile products tend to decline significantly over time or as new enhanced versions are introduced, frequently every 12 to 24 months. In order to maintain adequate product profit margins over the long term, we believe that we will need to continuously develop product enhancements and new technologies that will either slow price declines of our products or reduce the cost of producing and delivering our products. While we anticipate many opportunities to reduce production costs over time, we may not be able to reduce our component costs. We expect to attempt to offset the anticipated decrease in our average selling price by introducing new products, increasing our sales volumes or adjusting our product mix. If we fail to do so, our results of operations will be materially and adversely affected.

Fat Shark’s products could infringe on the intellectual property rights of others.

Companies in the consumer electronics, wireless communications, semiconductor, IT, and display industries steadfastly pursue and protect intellectual property rights, often times resulting in considerable and costly litigation to determine the validity of patents and claims by third parties of infringement of patents or other intellectual property rights. Our products could be found to infringe on the intellectual property rights of others. Other companies may hold or obtain patents or inventions or other proprietary rights in technology necessary for our business. Periodically, other companies inquire about our products and technology in their attempts to assess whether we violate their intellectual property rights. If we are forced to defend against infringement claims, we may face costly litigation, diversion of technical and management personnel, and product shipment delays, even if the allegations of infringement are unwarranted. If there is a successful claim of infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, or if we are required to cease using one or more of our business or product names due to a successful trademark infringement claim against us, it could adversely affect our business.

Fat Shark’s intellectual property rights and proprietary rights may not adequately protect our products.

Fat Shark’s commercial success will depend substantially on the ability to obtain patents and other intellectual property rights and maintain adequate legal protection for products in the United States and other countries. We will be able to protect our intellectual property from unauthorized use by third parties only to the extent that these assets are covered by valid and enforceable patents, trademarks, copyrights or other intellectual property rights, or are effectively maintained as trade secrets. As of the date of this filing, we have 10 issued and 6 pending U.S. and foreign patent applications. We apply for patents covering our products, services, technologies, and designs, as we deem appropriate. We may fail to apply for patents on important products, services, technologies or designs in a timely fashion, or at all. We do not know whether any of our patent applications will result in the issuance of any patents. Even if patents are issued, they may not be sufficient to protect our products, services, technologies, or designs. Our existing and future patents may not be sufficiently broad to prevent others from developing competing products, services technologies, or designs. Intellectual property protection and patent rights outside of the United States are even less predictable. As a result, the validity and enforceability of patents cannot be predicted with certainty. Moreover, we cannot be certain whether:

•	we were the first to conceive, reduce to practice, invent, or file the inventions covered by each of our issued patents and pending patent applications;
•	others will independently develop similar or alternative products, technologies, services or designs or duplicate any of our products, technologies, services or designs;
•	any patents issued to us will provide us with any competitive advantages, or will be challenged by third parties;
•	we will develop additional proprietary products, services, technologies or designs that are patentable; or
•	the patents of others will have an adverse effect on our business.

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The patents we own or license and those that may be issued to us in the future may be challenged, invalidated, rendered unenforceable or circumvented, and the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages. Moreover, third parties could practice our inventions in territories where we do not have patent protection or in territories where they could obtain a compulsory license to our technology where patented. Such third parties may then try to import products made using our inventions into the United States or other territories. We cannot ensure that any of our pending patent applications will result in issued patents, or even if issued, predict the breadth, validity and enforceability of the claims upheld in our and other companies’ patents.

Unauthorized parties may attempt to copy or otherwise use aspects of our processes and products that we regard as proprietary. Policing unauthorized use of our proprietary information and technology is difficult and can be costly, and our efforts to do so may not prevent misappropriation of our technologies. We may become engaged in litigation to protect or enforce our patent and other intellectual property rights or in International Trade Commission proceedings to abate the importation of goods that would compete unfairly with our products and, if unsuccessful, these actions could result in the loss of patent or other intellectual property rights protection for the key technologies on which our business strategy depends.

We rely in part on unpatented proprietary technology, and others may independently develop the same or similar technology or otherwise obtain access to our unpatented technology. We require employees, contractors, consultants, financial advisors, suppliers, and strategic partners to enter into confidentiality and intellectual property assignment agreements (as appropriate), but these agreements may not provide sufficient protection for our trade secrets, know-how or other proprietary information.

The laws of certain countries do not protect intellectual property and proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, we may be unable to protect our products, services, technologies and designs adequately against unauthorized third-party copying, infringement or use, which could adversely affect our competitive position. To protect or enforce our intellectual property rights, we may initiate proceedings or litigation against third parties. Such proceedings or litigation may be necessary to protect our trade secrets or know-how, products, technologies, designs, brands, reputation, likeness, authorship works or other intellectual property rights. Such proceedings or litigation also may be necessary to determine the enforceability, scope and validity of the proprietary rights of others. Any proceedings or lawsuits that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Additionally, we may provoke third parties to assert claims against us, which could invalidate or narrow the scope of our own intellectual property rights. We may not prevail in any proceedings or lawsuits that we initiate and the damages or other remedies awarded, if any, may be commercially valuable. The occurrence of any of these events may adversely affect our business, financial condition and operating results.

We have registered and applied to register certain of our trademarks in several jurisdictions worldwide. In some jurisdictions where we have applied to register our trademarks, other applications or registrations exist for the same, similar, or otherwise related products or services. If we are not successful in arguing that there is no likelihood of confusion between our marks and the marks that are the subject of the other applications or registrations owned by third parties, our applications may be denied, preventing us from obtaining trademark registrations and adequate protection for our marks in the relevant jurisdictions, which could impact our ability to build our brand identity and market our products and services in those jurisdictions. Whether or not our application is denied, third parties may claim that our trademarks infringe their rights. As a result, we could be forced to pay significant settlement costs or cease the use of these trademarks and associated elements of our brand in the United States or other jurisdictions.

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Even in those jurisdictions where we are able to register our trademarks, competitors may adopt or apply to register similar trademarks to ours, may register domain names that mimic ours or incorporate our trademarks, or may purchase keywords that are identical or confusingly similar to our brand names as terms in Internet search engine advertising programs, which could impede our ability to build our brand identity and lead to confusion among potential customers of our products and services. If we are not successful in proving that we have prior rights in our marks and arguing that there is a likelihood of confusion between our marks and the marks of these third parties, our inability to prevent these third parties from using may negatively impact the strength, value and effectiveness of our brand names and our ability to market our products and prevent consumer confusion.

If we lose our rights under our third-party technology licenses, our operations could be adversely affected.

Our business depends in part on technology rights and software licensed from third parties. We could lose our exclusivity or other rights to use the technology under our licenses if we fail to comply with the terms and performance requirements of the licenses. In addition, certain licensors may terminate a license upon our breach and have the right to consent to sublicense arrangements. If we were to lose our rights under any of these licenses, or if we were unable to obtain required consents to future sublicenses, we could lose a competitive advantage in the market, and may even lose the ability to commercialize certain products or technologies completely. Either of these results could substantially decrease our revenues.

Fat Shark’s business depends in part on access to third-party platforms or technologies, and if the access is withdrawn, denied, or is not available on terms acceptable, or if the platforms or technologies change without notice, business and operating results could be adversely affected.

With the growth of mobile devices and personal voice assistants, cloud services and artificial intelligence (“AI”), the number of supporting platforms has grown, and with it the complexity and increased need for us to have business and contractual relationships with the platform owners in order to produce products compatible with these platforms and enable access to and use of these platforms with our products. Our product strategy includes current and future products designed for use with third-party platforms or software, such as iPhone, Android phones, Google Assistant and Amazon Alexa, as well as gaming platforms. Our business in these categories relies on our access to the platforms of third parties, some of whom are our competitors. Platform owners that are competitors may limit or decline access to their platforms, and in any case have a competitive advantage in designing products for their own platforms and may produce products that work better, or are perceived to work better, than our products in connection with those platforms. As we expand the number of platforms and software applications with which our products are compatible, we may not be successful in launching products for those platforms or software applications and/or we may not be successful in establishing strong relationships with the new platform or software owners, which could negatively impact our ability to develop and produce high-quality products on a timely basis for those platforms and software applications. We may otherwise fail to navigate various new relationships, which could adversely affect our relationships with existing platform or software owners.

Our access to third-party platforms may also require paying a royalty or licensing fee, which lowers our product margins or may otherwise be on terms that are not acceptable to us. In addition, the third-party platforms or technologies used to interact with our product portfolio can be delayed in production or can change without prior notice to us, which can result in our having excess inventory, lower margins, or customer support issues.

If we are unable to access third-party platforms or technologies, or if our access is withdrawn, denied, or is not available on terms acceptable to us, or if the platforms or technologies are delayed or change without notice to us, our business and operating results could be adversely affected.

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If Fat Shark’s customers are not satisfied with our technical support, firmware or software updates on some products, they may choose not to purchase Fat Shark’s products, which would adversely impact business and operating results.

Our business relies, in part, on our customers’ satisfaction with the technical support, firmware, software and security updates we provide to support our products. If we fail to provide technical support services and necessary updates that are responsive, satisfy our customers’ expectations and resolve issues that they encounter with our products, customers may choose not to purchase additional products and we may face brand and reputational harm, which could adversely affect our operating results.

Our use of open source software could negatively affect our ability to sell our products and could subject us to possible litigation.

We incorporate open source software into our products. Open source software is generally licensed by its authors or other third parties under open source licenses. Some of these licenses contain requirements that we make available source code for modifications or derivative works we create based upon the open source software, and that we license such modifications or derivative works under the terms of a particular open source license or other license granting third parties certain rights of further use. Additionally, if a third-party software provider has incorporated open source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification of our licensed software. If an author or other third-party that distributes open source software that we use or license were to allege that we had not complied with the conditions of the applicable license, we could be required to incur significant legal expenses defending against those allegations and could be subject to significant damages, enjoined from offering or selling our products that contained the open source software and be required to comply with the foregoing conditions. Any of the foregoing could disrupt and harm our business and financial condition.

Our dependence on sales to VARs, resellers, and distributors increases the risks of managing our supply chain and may result in excess inventory or inventory shortages.

The majority of our various reseller relationships for our HMD products and their accessories could involve them taking inventory positions and reselling to multiple customers. Under some typical distributor relationships, we would not recognize revenue until the distributors sell the product to their end user customers and receive payment thereon; however, at this time we do not currently enter into these types of arrangements. Our distributor and VAR relationships may reduce our ability to forecast sales and increase risks to our business. Since our distributors and VARs would act as intermediaries between us and the end user customers or resellers, we would be required to rely on our distributors to accurately report inventory levels and production forecasts. This may require us to manage a more complex supply chain and monitor the financial condition and credit worthiness of our distributors and VARs and their major end user customers. Our failure to manage one or more of these risks could result in excess inventory or shortages that could adversely impact our operating results and financial condition.

Our operating results may be adversely impacted by worldwide political, economic and public health uncertainties and specific conditions in the markets we address.

Any worsening of global economic, financial, or public health conditions, including global pandemics, could materially adversely affect (i) our ability to raise, or the terms of needed capital; (ii) demand for our current and future products; and (iii) the supply of components for our products. We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

Our results of operations may suffer if we are not able to successfully manage our increasing exposure to foreign exchange rate risks.

A substantial majority of our sales and cost of components are denominated in U.S. dollars. As our business grows, both our sales and production costs may increasingly be denominated in other currencies. Where such sales or production costs are denominated in other currencies, they are converted to U.S. dollars for the purpose of calculating any sales or costs to us. Our sales may decrease as a result of any appreciation of the U.S. dollar against these other currencies.

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The majority of our current expenditures are incurred in U.S. dollars and many of our components come from countries that currently peg their currency against the U.S. dollar. If the pegged exchange rates change adversely or are allowed to float up, additional U.S. dollars will be required to fund our purchases of these components.

Although we do not currently enter into currency option contracts or engage in other hedging activities, we may do so in the future. There is no assurance that we will undertake any such hedging activities or that, if we do so, they will be successful in reducing the risks to us of our exposure to foreign currency fluctuations.

Due to our significant level of international operations, including the use of foreign contract manufactures, we are subject to international operational, financial, legal, political and public health risks which could harm our operating results.

A substantial part of our operations, including manufacturing of certain components used in our products, are outside of the United States and many of our customers and suppliers have some or all of their operations in countries other than the United States. Risks associated with our doing business outside of the United States include:

•	compliance burdens and costs with a wide variety of foreign laws and regulations, particularly labor, environmental and other laws and regulations that govern our operations in those countries;
•	legal uncertainties regarding foreign taxes, tariffs, border taxes, quotas, export controls,
•	export licenses, import controls and other trade barriers;
•	economic instability and high levels of inflation in the countries of our suppliers and
•	customers, particularly in the Asia-Pacific region, causing delays or reductions in orders for their products and therefore our sales;
•	political or public health instability, including global pandemics, in the countries in which
•	our suppliers operate;
•	changes or volatility in currency exchange rates;
•	difficulties in collecting accounts receivable and longer accounts receivable payment cycles; and
•	Any of these factors could harm our own, our suppliers’ and our customers’ international
•	operations and businesses and impair our and/or their ability to continue expanding into international markets.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act or similar anti-bribery laws in other jurisdictions in which we operate.

The global nature of our business and the significance of our international revenue create various domestic and local regulatory challenges and subject us to risks associated with our international operations. We operate in areas of the world that experience corruption by government officials to some degree and, in certain circumstances, compliance with anti-bribery and anticorruption laws may conflict with local customs and practices. Our global operations require us to import and export to and from several countries, which geographically expands our compliance obligations. In addition, changes in such laws could result in increased regulatory requirements and compliance costs which could adversely affect our business, financial condition, and results of operations.

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The U.S. Foreign Corrupt Practices Act (FCPA), the U.K. Bribery Act 2010 (U.K. Bribery Act), and similar anti-bribery and anticorruption laws in other jurisdictions generally prohibit U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business, directing business to another, or securing an advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. Under the FCPA, U.S. companies may be held liable for the corrupt actions taken by directors, officers, employees, agents, or other strategic or local partners or representatives. As such, if we or our intermediaries fail to comply with the requirements of the FCPA or similar legislation, governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, operating results and financial condition.

We are subject to governmental export and import controls and economic sanctions laws that could subject us to liability and impair our ability to compete in international markets.

The U.S. and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of some technologies. Our products are subject to U.S. export controls, including the Commerce Department’s Export Administration Regulations and various economic and trade sanctions regulations established by the Treasury Department’s Office of Foreign Assets Controls, and exports of our products must be made in compliance with these laws. Furthermore, U.S. export control laws and economic sanctions prohibit the provision of products and services to countries, governments, and persons targeted by U.S. sanctions. Even though we take precautions to prevent our products from being provided to targets of U.S. sanctions, our products, including our firmware updates, could be provided to those targets or provided by our customers despite such precautions. Any such provision could have negative consequences, including government investigations, penalties, and reputational harm. Our failure to obtain required import or export approval for our products could harm our international and domestic sales and adversely affect our revenue.

If significant tariffs or other restrictions are placed and maintained on Chinese imports or any related counter-measures are taken by China, our revenue and results of operations may be materially harmed.

If significant tariffs or other restrictions are placed on Chinese imports or any related counter-measures are taken by China, our revenue and results of operations may be materially harmed. In July 2018, the Trump Administration introduced a list of thousands of categories of goods that begun facing tariffs of 10%, which may be increased to 25% in 2019 if a new trade deal with China is not concluded. These tariffs currently affect some of our products and we may be required to raise our prices on those products due to the tariffs, which may result in a loss of customers and harm our operating performance. If the existing tariffs are expanded or interpreted by a court or governmental agency to apply to any of our other products, we may be required to raise our prices on those products, which may further result in a loss of customers and harm our operating performance. It is possible further tariffs will be imposed on imports of our products, or that our business will be impacted by retaliatory trade measures taken by China or other countries in response to existing or future tariffs, causing us to raise prices or make changes to our operations, any of which could materially harm our revenue or operating results.

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Changes in trade policy in the United States and other countries, including changes in trade agreements and the imposition of tariffs and the resulting consequences, may have adverse impacts on our business, results of operations and financial condition.

The U.S. government has indicated and demonstrated its intent to alter its approach to international trade policy through the renegotiation, and potential termination, of certain existing bilateral or multilateral trade agreements and treaties with, and the imposition of tariffs on a wide range of products and other goods from, China, countries in EMEA and other countries. Given our manufacturing in those countries, and our lack of manufacturing elsewhere, policy changes in the United States or other countries, such as the tariffs already proposed, implemented, and threatened, present particular risks for us. Tariffs already announced and implemented are having an adverse effect on certain of our products, tariffs announced but not yet implemented may have an adverse effect on many of our products, and threatened tariffs could adversely affect more or all of our products. There are also risks associated with retaliatory tariffs and resulting trade wars. We cannot predict future trade policy, the terms of any renegotiated trade agreements or treaties, or tariffs and their impact on our business. A trade war could have a significant adverse effect on world trade and the world economy. To the extent that trade tariffs and other restrictions imposed by the United States or other countries increase the price of, or limit the amount of, our products or components or materials used in our products imported into the United States or other countries, or create adverse tax consequences, the sales, cost or gross margin of our products may be adversely affected and the demand from our customers for products and services may be diminished. Uncertainty surrounding international trade policy and disputes and protectionist measures could also have an adverse effect on consumer confidence and spending. If we deem it necessary to alter all or a portion of our activities or operations in response to such policies, agreements or tariffs, our capital and operating costs may increase. Our ongoing efforts to address these risks may not be effective and may have long-term adverse effects on our operations and operating results that we may not be able to reverse. Such efforts may also take time to implement or to have an effect, and may result in adverse quarterly financial results or fluctuations in our quarterly financial results. As a result, changes in international trade policy, changes in trade agreements and tariffs could adversely affect our business, results of operations and financial condition.

Any significant disruption to ecommerce business could result in lost sales.

Our sales through ecommerce channels have been growing. Sales through rotorriot.com, and in the future, fatshark.com and our related web stores generally have higher profit margins than sales through resellers, and distributors. Online sales are subject to a number of risks. System interruptions or delays could cause potential customers to fail to purchase our products and could harm our brand. The operation of our direct to consumer ecommerce business depends on our ability to maintain the efficient and uninterrupted operation of online order-taking and fulfillment operations. Our ecommerce operations subject us to certain risks that could have an adverse effect on our operating results, including risks related to the computer systems that operate our website and related support systems, such as system failures, viruses, denial of services attacks, computer hackers and similar disruptions. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure and take other steps to improve the efficiency of our systems, system interruptions or delays could occur that would adversely affect our operating results.

We utilize third-party vendors for our customer-facing ecommerce technology, portions of our order management system and fulfillment internationally. We depend on our technology vendors to manage “up-time” of the front-end ecommerce store, manage the intake of our orders, and export orders for fulfillment. Any failure on the part of our third-party ecommerce vendors or in our ability to transition third-party services effectively could result in lost sales and harm our business.

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We may collect, store, process and use our customers’ personally identifiable information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, information security and data protection. Any cybersecurity breaches or our actual or perceived failure to comply with such legal obligations by us, or by our third-party service providers or partners, could harm our business.

We may collect, store, process and use our customers’ personally identifiable information and other data in our transactions with them, and we rely on third parties that are not directly under our control to do so as well. While we take reasonable measures intended to protect the security, integrity and confidentiality of the personal information and other sensitive information we collect, store or transmit, we cannot guarantee that inadvertent or unauthorized use or disclosure will not occur, or that third parties will not gain unauthorized access to this information. While our privacy policies currently prohibit such activities, our third-party service providers or partners may engage in such activity without our knowledge or consent. If we or our third- party service providers were to experience a breach, disruption or failure of systems compromising our customers’ data, or if one of our third-party service providers or partners were to access our customers’ personal data without our authorization, our brand and reputation could be adversely affected, use of our products could decrease and we could be exposed to a risk of loss, litigation and regulatory proceedings.

Regulatory scrutiny of privacy, data collection, use of data and data protection is intensifying globally, and the personal information and other data we collect, store, process and use is increasingly subject to legislation and regulations in numerous jurisdictions around the world, especially in Europe. These laws often develop in ways we cannot predict and may materially increase our cost of doing business, particularly as we expand the nature and types of products we offer. For example, the General Data Protection Regulation (the "GDPR"), which came into effect in the EU in May 2018 and superseded prior EU data protection legislation, imposes more stringent data protection requirements and provides for greater penalties for noncompliance.

Further, data protection legislation is also becoming increasingly common in the United States at both the federal and state level. For example, in June 2018, the State of California enacted the California Consumer Privacy Act of 2018 (the "CCPA"), which went into effect on January 1, 2020. The CCPA requires companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, allows consumers to opt out of certain data sharing with third parties and provides a new cause of action for data breaches. Additionally, the Federal Trade Commission and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination and security of data. The burdens imposed by the CCPA and other similar laws that may be enacted at the federal and state level may require us to modify our data processing practices and policies and/or to incur substantial expenditures in order to comply.

Cybersecurity risks could adversely affect our business and disrupt our operations.

The threats to network and data security are increasingly diverse and sophisticated. Despite our efforts and processes to prevent breaches, our devices, as well as our servers, computer systems, and those of third parties that we use in our operations are vulnerable to cybersecurity risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations, which could lead to interruptions, delays, loss of critical data, unauthorized access to user data, and loss of consumer confidence. In addition, we may be the target of email scams that attempt to acquire personal information or company assets. Despite our efforts to create security barriers to such threats, we may not be able to entirely mitigate these risks. Any cyber-attack that attempts to obtain our or our users’ data and assets, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could adversely affect our business, operating results, and financial condition, be expensive to remedy, and damage our reputation. In addition, any such breaches may result in negative publicity, adversely affect our brand, decrease demand for our products and services, and adversely affect our operating results and financial condition.

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We may lose the services of key management personnel and may not be able to attract and retain other necessary personnel.

Changes in our management could have an adverse effect on our business, and in particular while our staff is relatively small with under 25 employees, we are dependent upon the active participation of several key management personnel, including Jeffrey Thompson, our founder, President and Chief Executive Officer, Chad Kapper, Rotor Riot’s founder and Chief Executive Officer, Greg French, Fat Shark’s founder and Chief Technology Officer, and Allan Evans, Fat Shark’s Chief Executive Officer. Each of these executives are critical to the strategic direction and overall management of our company as well as our manufacturing, and research and development process. The loss of any of them could adversely affect our business, financial condition, and operating results. We do not carry key person life insurance on any of our senior management or other key personnel. Greg French, the founder of Fat Shark on whom we expect to continue to rely, is a Canadian citizen, and has his principal residence in China and is tied by family relationship to Fat Shark’s principal manufacturing supplier and Allan Evans is a citizen of and resides in the Cayman Islands where Fat Shark and its subsidiaries are domiciled. If either becomes unable to legally or efficiently travel to or from work in the United States, China or elsewhere where there is dependence on the manufacturing supply chain, their ability to perform some of their duties could be materially adversely affected.

We will need to hire and retain highly skilled technical personnel as employees and as independent contractors in order to develop our products and grow our business. The competition for highly skilled technical, managerial, and other personnel is at times intense. Our recruiting and retention success is substantially dependent upon our ability to offer competitive salaries and benefits to our employees. We must compete with companies that possess greater financial and other resources than we do and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits we offer to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a material adverse effect on our business and operating results. If we fail to attract and retain the technical and managerial personnel required to be successful, our business, operating results and financial condition could be materially adversely affected.

We may acquire other businesses or receive offers to be acquired, which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our operating results.

As part of our business strategy, we may make investments in complementary businesses, products, services, or technologies. We have not made any material acquisitions to date other than Rotor Riot and the acquisition of Fat Shark and, as a result, our ability as an organization to successfully acquire and integrate other companies, products, services or technologies is unproven. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by customers or investors. In addition, if we fail to successfully integrate such acquisitions, or the technologies associated with such acquisitions, into our company, the revenue and operating results of the combined company could be adversely affected. Any integration process will require significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could affect our financial condition or the value of our capital stock. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations. Additionally, we may receive indications of interest from other parties interested in acquiring some or all of our business. The time required to evaluate such indications of interest could require significant attention from management, disrupt the ordinary functioning of our business and adversely affect our operating results.

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Our failure to effectively manage growth could harm our business.

We intend to expand the number and types of products we sell. We will need to replace and regularly introduce on a timely basis new products and technologies, enhance existing products, and effectively stimulate customer demand for new products and upgraded or enhanced versions of our existing products.

The replacement and expansion of our products places a significant strain on our management, operations and engineering resources. Specifically, the areas that are strained most by these activities include the following:

•	New Product Launches: With the changes in and growth of our product portfolio, we will experience increased complexity in coordinating product development, manufacturing, and shipping. As this complexity increases, it places a strain on our ability to accurately coordinate the commercial launch of our products with adequate supply to meet anticipated customer demand and effectively market to stimulate demand and market acceptance. We have experienced delays in the past. If we are unable to scale and improve our product launch coordination, we could frustrate our customers and lose possible retail shelf space and product sales;

•	Existing Products Impacted by New Introductions: The introduction of new products or product enhancements may shorten the life cycle of our existing products, or replace sales of some of our current products, thereby offsetting the benefit of even a successful product introduction and may cause customers to defer purchasing our existing products in anticipation of the new products and potentially lead to challenges in managing inventory of existing products. We may also provide price protection to some of our retailers as a result of our new product introductions and reduce the prices of existing products. If we fail to effectively manage new product introductions, our revenue and profitability may be harmed; and

•	Forecasting, Planning and Supply Chain Logistics: With the changes in and growth of our product portfolio, we will experience increased complexity in forecasting customer demand, in planning for production, and in transportation and logistics management. If we are unable to scale and improve our forecasting, planning, production, and logistics management, we could frustrate our customers, lose product sales or accumulate excess inventory.

Our facilities and information systems and those of our key suppliers could be damaged as a result of disasters or unpredictable events, which could have an adverse effect on our business operations.

Fat Shark operates the majority of its business from one location in George Town, Grand Cayman, Cayman Islands and Rotor Riot operates the majority of its business from one location in Orlando, Florida. The corporate headquarters of the Company is located in San Juan, Puerto Rico. We also rely on third-party manufacturing plants in the US and Asia and third-party logistics, sales and marketing facilities elsewhere in other parts of the world to provide key components for our products and services. If major disasters such as earthquakes, hurricanes, tropical storms pandemics, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events occur in any of these locations, or the effect of climate change on any of these factors or our locations, or our information systems or communications network or those of any of our key component suppliers breaks down or operates improperly as a result of such events, our facilities or those of our key suppliers may be seriously damaged, and we may have to stop or delay production and shipment of our products. We may also incur expenses relating to such damages. If production or shipment of our products or components is stopped or delayed or if we incur any increased expenses as a result of damage to our facilities, our business, operating results and financial condition could be materially adversely affected.

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Risks Related to HMD Manufacturing

We do not control our contract manufacturers or suppliers or require them to comply with a formal code of conduct, and actions that they might take could harm our reputation and sales.

We do not control our contract manufacturers or suppliers, including their labor, environmental or other practices, or require them to comply with a formal code of conduct. Though we may seek to conduct periodic visits to some of our contract manufacturers and suppliers, these visits are not frequent or thorough enough to detect non-compliance with applicable laws and good industry practices. A violation of labor, environmental or other laws by our contract manufacturers or suppliers, or a failure of these parties to follow ethical business practices, could lead to negative publicity and harm our reputation. In addition, we may choose to seek alternative manufacturers or suppliers if these violations or failures were to occur. Identifying and qualifying new manufacturers or suppliers can be time consuming and we might not be able to substitute suitable alternatives in a timely manner or at an acceptable cost. Other consumer products companies have faced significant criticism for the actions of their manufacturers and suppliers, and we could face such criticism ourselves. Any of these events could adversely affect our brand, harm our reputation, reduce demand for our products and harm our ability to meet demand if we need to identify alternative manufacturers or suppliers.

Our principal manufacturer of HMDs is located in China and is owned by the wife of Fat Shark’s founder Greg French which could create conflicts of interest.

Fat Shark has historically made purchases and sales of products and supplies for FPV and HMD products from and sold through three companies owned by the spouse of Greg French, Direct FPV Ltd. (China), Shenzhen FatShark Co., Ltd (China) and Zeng Linghao (China). In light of these relationships these business activities have and may, in the future, be subject to influences and may provide such parties with conflicts of interest and business opportunities that may not be subject to reasonable assessment and may not be available to Fat Shark or to the Company. These persons may also face a conflict in selecting between the Fat Shark and their other business interests. We have not formulated a policy for the resolution of such conflicts. These entities are not subject to restrictions on competition with Fat Shark or the Company.

We rely on third-party suppliers, some of which are sole-source suppliers, to provide components for our products which may lead to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain and may increase our costs.

Our ability to meet customer demand depends, in part, on our ability to obtain timely and adequate delivery of components for our products. All of the components that go into the manufacturing are sourced from third-party suppliers.

Some of the key components used to manufacture our products come from a limited or single source of supply, or by a supplier that could potentially become a competitor. Our contract manufacturers generally purchase these components on our behalf from approved suppliers. We are subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We have in the past experienced and may in the future experience component shortages, and the availability of these components may be unpredictable.

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If we lose access to components from a particular supplier or experience a significant disruption in the supply of products and components from a current supplier, we may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all, and our business could be materially and adversely affected. In addition, if we experience a significant increase in demand for our products, our suppliers might not have the capacity or elect not to meet our needs as they allocate components to other customers. Developing suitable alternate sources of supply for these components may be time-consuming, difficult and costly, and we may not be able to source these components on terms that are acceptable to us, or at all, which may adversely affect our ability to meet our development requirements or to fill our orders in a timely or cost-effective manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with the supplier’s quality control, responsiveness and service, financial stability, labor and other ethical practices, and if we seek to source materials from new suppliers, there can be no assurance that we could do so in a manner that does not disrupt the manufacture and sale of our products.

Our reliance on single source, or a small number of suppliers involves a number of additional risks, including risks related to supplier capacity constraints, price increases, timely delivery, component quality, failure of a key supplier to remain in business and adjust to market conditions, delays in, or the inability to execute on, a supplier roadmap for components and technologies; and natural disasters, fire, acts of terrorism or other catastrophic events, including global pandemics.

We do not currently own or operate any manufacturing facilities. Certain components and services necessary for the manufacture of our products are available from only a limited number of sources, and other components and services are only available from a single source. We currently purchase almost all of components for HMDs from manufacturers related by marriage to Greg French, the Fat Shark founder. Our relationship generally is on a purchase order basis and these firms do not have a contractual obligation to provide adequate supply or acceptable pricing to us on a long-term basis. These firms could discontinue sourcing merchandise for us at any time. If any of these firms were to discontinue its relationship with us, or discontinue providing specific products to us, and we are unable to contract with a new supplier that can meet our requirements, or if they or such other supplier were to suffer a disruption in their production, we could experience disruption of our inventory flow, a decrease in sales and the possible need to re-design our products. Any such event could disrupt our operations and have an adverse effect on our business, financial condition and results of operations. Several new and alternative suppliers have begun offering components suitable for use in our products. With new tooling and electronics, any one of these alternative displays could be incorporated into our products but our costs of production could be higher, they may offer less performance, and, as a result, make our products too costly and less desirable.

The manufacture of HMDs encompasses several complex processes and several steps of our production processes are dependent upon certain critical machines and tools which could result in delivery interruptions, which could adversely affect our operating results.

Our product technology and manufacturing processes are evolving which can result in production challenges and difficulties. We may be unable to produce our products in sufficient quantity and quality to maintain existing customers and attract new customers. In addition, we may experience manufacturing problems which could result in delays in delivery of orders or product introductions.

Several steps of our production processes are dependent upon certain critical machines and tools which could result in delivery interruptions and foregone revenues.

We currently have little equipment redundancy in manufacturing locales. If we experience any significant disruption in manufacturing or a serious failure of a critical piece of equipment, we may be unable to supply products to our customers in a timely manner. Interruptions in our manufacturing could be caused by equipment problems, the introduction of new equipment into the manufacturing process or delays in the delivery of new manufacturing equipment. Lead-time for delivery, installation, testing, repair and maintenance of manufacturing equipment can be extensive. We have experienced production interruptions in the past and no assurance can be given that we will not lose potential sales or be able to meet production orders due to future production interruptions in our manufacturing lines.

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Our products are subject to lengthy development cycles.

Some HMDs are subject to lengthy product development phases. The time elapsed between initial sampling of our products, the custom design of our products to meet specific product requirements, and the ultimate incorporation of our products into salable products is significant, often with a duration of between one to two years. If our products fail to meet our customers’ cost, performance, or technical requirements or if unexpected technical challenges arise in the integration of our products into consumer products, our operating results could be significantly and adversely affected. Long delays in achieving customer qualification and incorporation of our products also could adversely affect our business. Many HMD companies including Fat Shark are introducing digital HMDs which could create shortages of components and provides an opportunity for companies with significantly greater resources than us to accelerate migration to digital products in a manner or timeline which we cannot meet, which could cause us to lose market share and harm our business and prospects.

We depend on third parties to provide integrated circuit chip sets and other critical components for use in our products.

We do not manufacture the integrated circuit chip sets, optics, micro-displays, backlights, projection engines, printed circuit boards or other electronic components which are used in our products. Instead, we purchase them from third-party suppliers or rely on third-party independent contractors for these integrated circuit chip sets and other critical components, some of which are customized or custom made for us. We also may use third parties to assemble all or portions of our products. Some of these third-party contractors and suppliers are small companies with limited financial resources. If any of these third-party contractors or suppliers were unable or unwilling to supply these HMDs may decrease. As the availability of components decreases, the cost of acquiring those components ordinarily increases. High growth product categories such as the consumer electronics and mobile phone markets have experienced chronic shortages of components during periods of exceptionally high demand. If we do not properly anticipate the need for or procure critical components, we may pay higher prices for those components, our gross margins may decrease and we may be unable to meet the demands of our customers and end-users, which could reduce our competitiveness, cause a decline in our market share and have a material adverse effect on our results of operations.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any of the proceeds resulting from the sale of common stock by the Selling Stockholders.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the Pink Open Market since May 2019 under the symbol “RCAT” and previously under the symbol “TFVR”.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop.

Holders

As of October 29, 2020, there were 584 stockholders of record of common stock.

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Dividend Policy

We have never paid our stockholders cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this Prospectus, and see “Risk Factors” beginning on page [__] for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods. Management and our independent registered public accounting firm identified certain material weaknesses in internal control over financial reporting. If we are unable to remediate these material weaknesses and maintain effective internal control, we may not be able to produce timely and accurate financial statements, and we and our independent registered public accounting firm could conclude that our internal control over financial reporting are not effective, which could adversely impact investor confidence and our stock price.

Reverse Stock Split and Listing on the Pink Open Market

On August 1, 2019, we filed a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of our issued and outstanding common stock on a 1 for 1,200 basis. All share and per share amounts, and number of shares of common stock into which each share of preferred stock will convert, in the financial statements and notes thereto have been retroactively adjusted for all periods presented to give effect to the reverse split. . We intend to seek to list our common stock on The NASDAQ Capital Market. In order to meet the minimum share price on The NASDAQ Capital Market, it is likely that we will be required to effectuate a further reverse stock split in order to meet the initial listing requirements on The NASDAQ Capital Market which requires a minimum share price of $3 or $4 per share, depending on the listing criteria relied upon. There can be no assurance that we will qualify or our shares of common stock will be accepted for trading on The NASDAQ Capital Market.

Results of Operations

Year Ended April 30, 2020 and April 30, 2019

Revenue

During the year ended April 30, 2020 (or the “2020 period”), we generated revenues totaling $403,940 compared to zero revenues during the three months ended April 30, 2019 (or the “2019 period”). On January 23, 2020, we completed a merger with Rotor Riot which sells drone technology on its e*commerce site located at www.rotorriot.com. The sales reported in the 2020 period represent those generated on the e*commerce site from January 24, 2020 through April 30, 2020.

Operating Expenses

During the year ended April 30, 2020, we incurred research and development expenses totaling $488,990 compared to $366,590 for the year ended April 30, 2019 resulting in an increase of $122,400, or 33%. The increase substantially related to higher payroll costs as the Company’s headcount increased from five employees to 10 employees following the merger with Rotor Riot.

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During the year ended April 30, 2020, we incurred general and administrative expenses totaling $1,248,717 compared to $384,742 for the year ended April 30, 2019 resulting in an increase of $863,975, or 225%. Professional services costs were significantly higher in the 2020 period because the Company is now a public entity whereas in the 2019 period the Company was still privately owned. Professional services costs totaled $699,982 during the 2020 period compared to $195,309 representing an increase of $504,673, or 258%.

Other Income

Other Income totaled $57,215 during the year ended April 30, 2020 compared to zero for the year ended April 30, 2019. During the 2020 period, the Company received a loan from the Small Business Administration which will be forgiven if the Company spends the loan proceeds on certain eligible costs, including payroll. The Company believes that it has complied with the terms of forgiveness, and therefore, has recognized the funds as Other Income.

Net Loss

Net Loss for the year ended April 30, 2020 totaled $1,601,931 compared to $751,332 for the year ended April 30, 2019 resulting in an increase of $850,599, or 113%. During the 2020 period, the Company became a public entity and completed a merger which doubled the number of employees. These corporate entity changes resulted in higher operating expenses in the 2020 period compared to the 2019 period. Most significantly, professional services costs were $504,673 higher in the 2020 period which represented approximately 60% of the increase in the Net Loss.

Cash Flows

Operating Activities

Net cash used in operating activities was $811,584 during the year ended April 30, 2020 compared to net cash used in operating activities of $753,388 during the year ended April 30, 2019 representing an increase of $58,196, or 8%. This increase in net cash used primarily related to a net loss, net of non-cash expenses, which was $446,704 higher in the 2020 period, partially offset by a positive contribution related to changes in operating assets and liabilities of $316,452 during the 2020 period compared to a negative contribution of $72,056 during the 2019 period.

Investing Activities

Net cash provided by investing activities was $46,327 during the year ended April 30, 2020 compared to $0 during the year ended April 30, 2019. The Company acquired $46,327 of cash in connection with two acquisitions completed in the 2020 period.

Financing Activities

Net cash provided by financing activities totaled $498,487 during the twelve months ended April 30, 2020 compared to $686,500 during the year ended April 30, 2019, representing a decrease of $188,013, or 27%. Amounts received in both periods related to capital raised from common stock and debt transactions. Capital transactions can vary from period to period depending upon market conditions, both at a macro-level and specific to the Company.

Liquidity and Capital Resources

As of April 30, 2020, we had current assets totaling $318,338 primarily related to cash balances of $236,668. Current liabilities as of April 30, 2020 totaled $829,266, and included accounts payable of $249,050, accrued expenses totaling $89,342, notes payable totaling $118,771, and amounts due to a related party of $333,684. Our net working capital as of April 30, 2020 was negative $510,928.

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Three Months Ended July 31, 2020 and July 31, 2019

Revenue

During the three months ended July 31, 2020 (or the “2020 period”), we generated revenues totaling $548,282 compared to zero revenues during the three months ended July 31, 2019 (or the “2019 period”). On January 23, 2020, we completed a merger with Rotor Riot which sells drone technology on its e*commerce site located at www.rotorriot.com. The sales reported in the 2020 period represent those generated on the e*commerce site during the three months ended July 31, 2020.

Operating Expenses

During the three months ended July 31, 2020, we incurred operations expense of $89,033 compared to zero during the 2019 period. Expenses incurred during the 2020 period related to the core operations of Rotor Riot which began in January 2020 following our merger with Rotor Riot. During the three months ended July 31, 2020, we incurred research and development expenses totaling $97,255 compared to $185,695 for the three months ended July 31, 2019 resulting in a decrease of $88,440, or 48%. Development costs for Dronebox, our software analytics platform, were lower in the 2020 period as the product candidate progressed to a later stage of development. During the three months ended July 31, 2020, we incurred sales and marketing expenses of $24,136 compared to zero during the three months ended July 31, 2019. Costs incurred in the 2020 period related to the Rotor Riot business and included sales commissions for referrals. During the three months ended July 31, 2020, we incurred general and administrative expenses totaling $274,970 compared to $135,807 for the three months ended July 31, 2019 resulting in an increase of $139,163, or 102%. Stock based compensation costs included in general and administrative expenses totaled $94,629 in the 2020 period compared to zero in the 2019 period. In addition, professional services costs were significantly higher in the 2020 period because the Company is now a public entity whereas in the 2019 period the Company was still privately owned for approximately half of the quarter.

Net Loss

Net Loss during the three months ended July 31, 2020 totaled $383,244 compared to a Net Loss of $321,502 during the three months ended July 31, 2019, representing an increase of $61,742, or 19%. Operating expenses totaled $485,394 during the 2020 period compared to $321,502 during the 2019 period, representing an increase of $163,892, or 51%. This increase is attributable to the merger with Rotor Riot in January 2020 and costs associated with operating that business. This increase was partially offset by a positive gross margin of $102,150 from operations of the Rotor Riot e*commerce site.

Cash Flows

Operating Activities

Net cash used in operating activities was $232,822 during the three months ended July 31, 2020 compared to net cash used in operating activities of $197,915 during the three months ended July 31, 2019 representing an increase of $34,907, or 18%. Net cash used in operations, net of stock based compensation, totaled $276,183 in the 2020 period compared to $321,502 in the 2019 period, resulting in a decrease of $45,319, or 14%. Net cash provided through changes in operating assets and liabilities totaled $43,361 during the three months ended July 31, 2020 compared to $123,587 during the three months ended July 31, 2019, representing a decrease of $80,226, or 65%. Changes in operating assets and liabilities can fluctuate significantly from period to period depending upon the timing and level of multiple factors, including inventory purchases and vendor payments.

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Investing Activities

Net cash provided by investing activities was zero during the three months ended July 31, 2020 compared to $24,704 during the three months ended July 31, 2019. The Company acquired $24,704 of cash in connection with an acquisition completed in the 2019 period.

Financing Activities

Net cash used provided by financing activities totaled $52,024 during the three months ended July 31, 2020 compared to zero during the three months ended July 31, 2019. Financing activities can vary from period to period depending upon market conditions, both at a macro-level and specific to the Company. During the 2020 period, the Company received $140,000 in connection with a new loan and made payments of $87,496 on existing loans.

Liquidity and Capital Resources

As of July 31, 2020, we had current assets totaling $189,504, including cash of $55,870 and inventory of $133,634. Current liabilities as of July 31, 2020 totaled $976,615 consisting of accounts payable of $295,300, accrued expenses totaling $99,783, notes payable totaling $171,275, amounts due to a related party of $333,204, and customer deposits of $77,053. Our net working capital as of July 31, 2020 was negative $787,111.

Since inception, we have generated less than $500,000 in revenues and have accumulated losses of approximately $2.6 million. To date, we have funded our operations through private offerings of common stock sourced primarily from individual private investors. We do not have sufficient cash resources to meet our working capital needs for the next 12 months and will require additional capital in order to execute our business plan. Such transactions may be insufficient to fund our cash requirements.

In November 2019 we issued a convertible note in the principal amount of $300,000 to one accredited investor and in December 2019 we issued a convertible note in the principal amount of $125,000 to a director and a convertible note in the principal amount of $25,000 to our chief executive officer. (collectively, the “Notes”). The Notes have a term of 2 years and bear interest at a rate of 12% which accrues and is payable in full when the Notes mature. Interest on the Notes may be paid in cash or in shares of common stock of the Company at the Conversion Price (as defined below).The Notes are convertible into shares of common stock at the holder’s sole discretion as follows: (A) prior to consummating an equity financing which generates gross proceeds of not less than $3,000,000 (a “Qualified Offering”), then at the 30 day volume weighted average of the closing price of a share of our common stock as listed or quoted on the market in which the shares are then traded or listed, or (B) after we have consummated a Qualified Offering, at 40% of the price per share of common stock sold in the Qualified Offering (the “Conversion Price”) . We may, upon 10 business days advance notice, elect to pre-pay the Note, including all accrued interest, in whole or in part, provided that any such prepayment prior to the one-year anniversary of the Note issuance shall be at a price equal to 112% of the then outstanding original principal amount. Upon an event of default, as described in the Notes, the outstanding principal and interest shall become immediately due and payable. Additionally, under the Note, unless waived by the holder, the holder shall not be entitled to convert the Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such date.

Until we are able to sustain operations through the sale of products and services, we will continue to fund operations through equity and/or debt transactions. We can provide no assurance that any future financing will be sufficient to fund our operations until we are able to sustain operations through the sale of products and services. In addition, there can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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Going Concern

We have experienced losses from operations since inception. To date, we have generated less than $500,000 in product sales and have been unable to become cash flow positive. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing. The report from our independent registered public accounting firm for the fiscal year ended April 30, 2020 includes an explanatory paragraph stating the Company has recurring net losses from operations, negative operating cash flows, and will need additional working capital for ongoing operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected and we may be unable to continue as a going concern.

We are presently seeking to address these going concern doubts through a number of actions including efforts to (a) raise capital through the public markets, (b) release additional commercial products and (c) pursue acquisitions of complementary, revenue generating companies which are accretive to our operating results. We can provide no assurance that any of these efforts will be successful or, that even if successful, that they will alleviate doubts about our ability to continue as a going concern.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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BUSINESS

Business Overview

The Company’s business is to provide products, services and solutions to the drone industry.

We design, develop, market, and sell drone products. We design and develop drone software and are developing a blockchain-based black box to enhance reliability and reporting of drone performance and operations as software as a service (SAAS).

Our business emphasis focusses on drones piloted with wearable display devices. These are head mounted displays (“HMDs”) for pilots. HMDs give pilots “first person view” (“FPV”) perspective to control their drone in flight. This is a unique experience where the pilot is interacting with an aircraft through visual immersion. In this augmented virtual reality, the pilot sees only what the drone sees, as if sitting in the pilot seat. This experience is accomplished by live streaming footage from a camera mounted on the nose of the drone directly into specially-designed goggles worn by the pilot. The image is transmitted via radio (traditionally analog but increasingly digital) to the pilot. The drone remote control unit, the drone device, and the FPV goggles are all inter-connected via radio. This effect requires sophisticated electronics that transmits visual information with sufficient speed and reliability to allow pilot control over the drone in real-time. Pilots routinely achieve speeds of over 90 mph in racing and other mission critical applications. An FPV pilot must experience a near complete transfer of their visual consciousness into the body of their piloted device.

There are three common categories of FPV flight – freestyle flight, racing and aerial photography. In freestyle the pilot navigates around obstacles, focused on acrobatics and exploring the environment around the aircraft through the HMD. This type of flight includes remote utility and crop inspection with onboard navigation and special equipment, such as moisture or heat sensors, and package delivery. FPV racing describes a growing spectator sport where pilots fly their drones in competitions through a series of obstacles, flags, and gates in a racetrack. Aerial photography is the process of viewing and recording a subject matter from the air from the viewpoint of the pilot.

FPV flight systems are sold by the company through our Rotor Riot subsidiary. We sell flight design cameras, video transmitters, goggles, as well as the mounts, airframes and accessories to build or operated drone aircraft. We design, develop, assemble and sell each of these FPV components individually and in packages. We believe our products have become favorites in FPV racing and we sponsor several racing teams and pilots. We purchase and resell drones and components from leading manufacturers, including industry leader DJI and custom design and build our own line of branded products. Historically, approximately 50% of our revenue is generated as a reseller and the balance from the sale of our branded products.

We market through social media and attract buyers to our ecommerce platforms. We maintain a robust presence on Facebook and YouTube where we sponsor competitions and provide education. Sports networks, and sponsors such as NBC, Sky, Liberty Media, Fox Sports, MGM, Hearst, Twitter, ProSieben, Groupe AB and Weibo broadcast and sponsor global events where professional pilots and amateurs compete for prizes and sponsorships. Drone racing is a global sport with hundreds of chapters, leagues, and pilots and established guidelines, rules and regulations for participation adopted by organizations such as MultiGP, Drone Racing League (DRL), IUDRO, DR1 Racing, Rotomatch League, FPVR, and Freespace Drone Racing. Pilots specially design their custom built aircraft, selecting and customizing frames, motors, propellors and controllers for speed and maneuverability from Rotor Riot. Rotor Riot sponsors a team of six of the leading pilots on the competitive FPV racing circuit, including the 2019 and 2018 Drone Racing League champion.

On September 30, 2020 we entered into a share purchase agreement with Greg French, the founder and sole shareholder of Fat Shark to acquire all of the issued and outstanding shares of Fat Shark and its subsidiaries. Fat Shark is a leader in the design, development, marketing and sale of HMDs for pilots.

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In 2015 Fat Shark sponsored the first annual US National Drone Racing Championships held at the California State Fair with a prize of $25,000. Subsequent events featured prizes of up to $1 million. Drone pilots and spectators alike experience real-time flight through their own HMD.

Following the closing of the Fat Shark acquisition, which is subject to the satisfaction of certain closing conditions, we currently expect the operations of Fat Shark to constitute a significant majority of our revenue and results of operations and the acquisition will position the Company as a fully-integrated drone business with a strong supply chain while it continues to develop and promote industry standards through a blockchain-based distributed network that provides secure data storage, operational analytics and reporting, and SAAS solutions for the drone industry. We are also developing the means to accurately track, report and review flight data which we believe is expected to be the mainstay of future regulatory specifications and insurability requirements. We maintain a commitment to deliver unparalleled innovation to make drones, pilots, and products accountable and the sky a safer place.

Rotor Riot Acquisition

On January 23, 2020, pursuant to the terms of a merger agreement, we acquired Rotor Riot in a merger in which our subsidiary merged with and into Rotor Riot, LLC with Rotor Riot, LLC being the surviving corporation in the Merger. As a result, Rotor Riot, LLC became a wholly-owned subsidiary of the Company.

Each limited liability company member of Rotor Riot, LLC received a pro rata portion of the total number of shares of the Company’s common stock issued under the merger agreement based on: (A)(i) the purchase price of $3,700,000, minus, (ii) the aggregate amount of debt and other payables of Rotor Riot, including those of BRIT and Kapper, divided by (B) the volume weighted average price (“VWAP”) of the Company’s common stock for the twenty trading days prior to the closing date of the Merger. The aggregate amount of debt and other payables of Rotor Riot was approximately $915,563, and the VWAP of the Company’s common stock for the twenty trading days prior to the Effective Date was $1.25445 per share. As a result, the Company issued an aggregate of 2,219,650 shares of its Common Stock.

Pursuant to the terms of a Make Whole Agreement, as of the Effective Date, the Company agreed to pay all obligations of Rotor Riot in the aggregate amount of approximately $915,563. This included the issuance or a promissory note, in the principal amount of $175,000 to Brains Riding in Tanks, LLC, an Ohio limited liability company and the majority owner of Rotor Riot (“BRIT”). The Note bears interest at a rate of 4.75% per annum, and requires monthly installment payments in the amount of $3,500 and matures on the earlier of twelve months from the date of issuance, and the closing of an equity offering by the Company in amount of at least $3,000,000.

Business Strategy

Prior to 2020, we were focused on research and development of software solutions that could provide secure cloud-based analytics, storage and services for the drone industry. In May 2020, we launched “Dronebox” for beta testing. Our current strategy involves expanding into product design, development and sales while continuing research and development into SAAS software opportunities. We principally focus on commercial and consumer (non-military) markets for drone products and services, although we are continually exploring opportunities to expand into governmental and military applications.

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The Drone Industry

Drones are rapidly moving beyond their military origin to become a powerful business tool and recreational activity. We expect both of these markets to continue to grow.

  According to Business Insider Intelligence, industry reports project that commercial use of drones will reach 2.4 million by 2023, a 66% compounded annual growth rate. Drones will be employed by the agriculture, construction and mining, insurance, and media and telecommunications industries. The drone services market is expected to grow to over $60 billion by 2025, from $4.4 billion in 2018. Consumer drone shipments will reach 29 million by 2021.
  Spending on drones is projected to reach more than $16 billion in 2020 and experience a compounded annual growth rate of 33% through 2025 as reported by International Data Corporation.
  The small drone market size is projected to increase to $40 billion by 2025 from $13.4 billion in 2018 according to MarketsandMarkets,
  The FAA has forecasted a 300% increase in commercial drones from 2019 to 2023 as per businessinsider.com.

Customers

Our revenue is principally derived from online sales. We currently market our products and services to recreational and professional drone pilots and hobbyists.

During 2019, sales to GetFPV, RCCarMax, and BangGood each represented more than 10% of Fat Shark’s revenue.

Our SAAS software under development is expected to be marketed to a significantly larger marketplace, namely fleet operators, insurance, and government, including military, commercial and civil aviation. The FAA continues to issue new rules and regulations which are designed to build a traffic management ecosystem for drones which is separate from, but complementary to, existing air traffic control. For example, in December 2019, the FAA proposed a rule which would require drones to be capable of remote identification, similar to civilian and military aviation.

Competition

We compete with a number of significantly larger, better capitalized companies in the consumer (non-military) drone market. SZ DJI Technology Company, Ltd. (Dajiang Innovations), based in Shenzhen China, is the best known of several consumer drone companies with which we compete. DJI is a private company and the dominant market leader with a market share estimated by us at more than 70%. We also compete with Parrot SA (EPA:PARRO) based in Paris, France, privately held Yuneec based in Kunshan Jiangsu, China, and privately held Lumenier Holdco, LLC based in Sarasota, Florida.

We also compete with companies in specific components of our business. Vuzix Corporation (NASDAQ:VUZI) is a competitor with significant experience in augmented reality and HMD products, with 2019 reported revenues of nearly $7 million. Ambarella (NASDAQ:AMBA) manufactures chips for GoPro action cameras and powers the video processing for other drone makers, such as DJI and Parrot, with 2019 reported revenues of nearly $70 million. GoPro (NASDAQ:GPRO) develops and markets high definition cameras often used in drones and had sold its own drones through 2018. Other drone specific competitors include 3D Robotics (autonomous drones), Autel Robotics (photography) and Hubsan. To a greatly lesser extent, we also compete with major multi-national corporations such as Boeing (NYSE:BA) and Lockheed Martin LMT (NYSE:LMT).

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Our principal method of competition is to attract followers to our online and social media properties and publications. Our Facebook page has more than 33,000 members and our Rotor Riot channel over 192,000 subscribers. We also attract customers through our team sponsorships in the competitive racing circuit.

Suppliers

We purchase approximately 56% of our inventory from three suppliers and 20% of our frames and electronics are purchased from two vendors. The United States has periodically imposed tariffs on approximately 90% of the inventory that we purchase from China. The tariffs have increased our cost of goods on certain items by 8% to 15%, and have adversely affected our gross profit and resulted in shipping delays. Further, beginning in the first quarter of 2020, the emergence of the Coronavirus, Covid-19, has adversely impacted our suppliers and our business. Delivery timelines have significantly increased and our suppliers have reduced their inventory stocking levels, and have increased their minimum order requirements. This has caused us to seek out new suppliers, outside of China, and to order higher quantities than we would prefer.

Government Regulation and Federal Policy of Drones

The Federal Aviation Administration (“FAA” or “Agency”) is the agency of the United States Department of Transportation responsible for the regulation and oversight of civil aviation within the U.S. Its primary mission is to ensure the safety of civil aviation. The FAA has adopted the name unmanned aircraft (UA) to describe aircraft systems without a flight crew on board. More common names include drone, UAV, and remotely operated aircraft (“ROA”).

The FAA began issuing regulations governing drones in 2005 with their scope and frequency expanding in recent years with the significant increase in the number of drones sold. In December 2015, the FAA announced that all drones weighing more than 250 grams, or 0.55 pounds, must be registered with the FAA. As of March 2020, the FAA reported:

•	Registration of 1,563,263 drones, of which 441,709 were commercial and 1,117,900 were recreational.
•	Certification of 171,744 remote pilots.

In December 2019, the FAA announced a proposed rule that would continue the safe integration of drones into the nation’s airspace by requiring them to be identifiable remotely. The FAA believes that remote ID technologies will enhance safety and security by allowing the FAA, law enforcement, and Federal security agencies to identify drones flying in their jurisdiction. These efforts lay the foundation for more complex operations, such as those beyond visual line of sight at low altitudes, as the FAA and the drone industry move toward a traffic management ecosystem for UAS flights separate from, but complimentary to, the air traffic management system.

Environmental Considerations

In our current business and as we expand into new markets and product categories, we must comply with a wide variety of laws, regulations, standards and other requirements governing, among other things, electrical safety, wireless emissions, hazardous materials usage, product-related energy consumption, packaging, recycling and environmental matters.

Our products must comply with certain requirements of the U.S. Federal Communications Commission (“FCC”) regulating electromagnetic radiation, including radiofrequency energy, in order to be sold in the United States and with comparable requirements of the regulatory authorities of the EU, Japan, China and other jurisdictions in order to be sold in those jurisdictions. In the U.S., our products may also be subject to oversight from federal health and safety agencies such as the EPA, FDA, the National Institute for Occupational Safety and Health, and the Occupational Safety and Health Administration. Our products include wireless radios and receivers which require additional emission testing. We are also subject to various environmental laws and governmental regulations related to toxic, volatile, and other hazardous chemicals used in the third-party components incorporated into our products, including the EU’s Restriction of Certain Hazardous Substances (“RoHS”) Directive and the EU Waste Electrical and Electronic Equipment (“WEEE”) Directive, as well as the implementing legislation of the EU member states.

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The RoHS Directive restricts the distribution of products within the EU that exceed very low maximum concentration amounts of certain substances, including lead. Similar laws and regulations have been passed or are pending in China, Japan, and numerous countries around the world and may be enacted in other regions, including in the United States, and we are, or may in the future be, subject to these laws and regulations. Certain products sold in California must adhere to the same requirements as the EU’s RoHS Directive, and other states have enacted restrictions on the distribution and manufacture of products containing certain chemicals within the state.

The WEEE Directive requires electronic goods producers to be responsible for the collection, recycling and treatment of such products. Changes in interpretation of the directive may cause us to incur costs or have additional regulatory requirements to meet in the future in order to comply with this directive, or with any similar laws adopted in other jurisdictions. We also expect that our products will be affected by new environmental laws and regulations on an ongoing basis.

We do not control our contract manufacturers or suppliers, including their labor, environmental or other practices, or require them to comply with a formal code of conduct. Though we conduct periodic visits to some of our contract manufacturers and suppliers, these visits are not frequent or thorough enough to detect non-compliance with applicable laws and good industry practices.

Our drone products may be subject to new and evolving regulations governing drone manufacturing and distribution in various jurisdictions, including by the FAA in the United States and the European Union Aviation Safety Agency in the EU. A drone’s ability to reach places (including environmentally protected or sensitive locations) that may otherwise be inaccessible can also result in negative environmental consequences from the introduction of non-natural elements, including plastics, batteries, and electronics and their component materials.

Research and Development

During the years ended April 30, 2020 and 2019, we incurred research and development costs of $488,990 and $366,590, respectively.

Employees and Human Capital Resources

We currently employ 10 full time and one part time employee. We intend to evaluate in the future our use of human capital measures or objectives in managing our business such as the factors we employ or seek to employ in the development, attraction and retention of personnel and maintenance of diversity in our workforce. Since our business is new and evolving, we have not evaluated these factors historically.

Legal Proceedings

From time to time, we have become involved in various legal proceedings that arise in the ordinary course of business or otherwise. Legal proceedings are subject to inherent uncertainties as to timing, outcomes, costs, expenses and time expenditures by our management and others on our behalf. Although there can be no assurance, based on information currently available, we believe that the outcome of legal proceedings that are pending or threatened against us will not have a material effect on our financial condition. However, the outcome of any of these matters is neither probable nor reasonably estimable.

On September 17, 2020 default judgement was entered in Clark County, Nevada in a case entitled Racedayquads, LLC v. Red Cat Holdings, LLC, case no.A-20-817365-C in the amount of $58,712.55. The Company was unaware of the commencement of an action and believes the lawsuit involves claims related to alleged assumption of obligations in connection with the Rotor Riot acquisition and the purchase of inventory by Rotor Riot prior to closing of the acquisition.

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DESCRIPTION OF PROPERTY

We lease approximately 3,635 square feet of office and warehouse space in Orlando, Florida under a three year lease expiring in January 2022. The current monthly rent is $4,179 and is subject to annual escalations of 2.1%, We believe that our leased facilities are adequate to meet our needs at this time, As we continue to grow, we may need to move to larger space that may have a higher monthly rent. We lease our corporate headquarters in Humacao, Puerto Rico under a one year lease expiring October 2021 at a monthly cost of $2,000. We do not currently own any property.

Patents

We strive to protect the proprietary technology that we believe is important to our business, including seeking and maintaining patents intended to cover our drone, HMD and SAAS developments, methods of use and processes for their manufacture and any other inventions that are commercially important to the development of our business. We also rely on trade secrets to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection.

Our planned acquisition of Fat Shark would provide us with 11 granted United States patents and 7 pending United States and foreign patent applications. The patents and patent applications include claims to printed circuit boards, and HMD technology. Other than the Fat Shark acquisition, we do not own any patents or patent applications.

Our success will depend significantly on our ability to obtain and maintain patents and other proprietary protection for commercially important technology, inventions and know-how related to our business, defend and enforce our patents, maintain our licenses to use intellectual property owned by third parties, preserve the confidentiality of our trade secrets and operate without infringing the valid and enforceable patents and other proprietary rights of third parties. We also rely on know-how, continuing technological innovation and in-licensing opportunities to develop, strengthen, and maintain our proprietary position in the fields in which we operate.

We cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents that may be granted to us in the future will be commercially useful in protecting our technology.

Our objective is to continue to expand our intellectual property by filing patent applications directed to our drone, HMD and SAAS programs. We intend to pursue, maintain, and defend patent rights, whether developed internally or licensed from third parties, and to protect the technology, inventions, and improvements that are commercially important to the development of our business.

MANAGEMENT

Board of Directors, Executive Officers and Significant Employees

Name	Age	Position

Jeffrey M. Thompson	54	Chairman of the Board, President, Chief Executive Officer and Director

Joseph Hernon	60	Chief Financial Officer, Treasurer and Secretary

Nicholas Liuzza, Jr.	53	Director

Patrick T. Mitchell	58	Director

Jonathan Read	60	Director

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Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by and serve at the discretion of the board of directors.

Biographies

Jeffrey M. Thompson, President, Chief Executive Officer and Director

Jeffrey Thompson has been President, Chief Executive Officer and Director of the Company since May 2019 following acquisition by the Company of Red Cat Propware, Inc. a company founded by Mr. Thompson. Mr. Thompson was a director of Exactus, Inc. (OTCMKTS:EXDI), a producer and marketer of products made from industrial hemp (CBD), from January 2019 until April 2020. Mr. Thompson was the founder, President, Chief Executive Officer and Director of Towerstream Corporation (NASDAQ:TWER), a fixed-wireless company delivering high-speed internet access, from November 2005 to February 2016. In 1994, Mr. Thompson founded EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997) and became eFortress through 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts.

Mr. Thompson’s management and public company experience and his role as President and Chief Executive Officer of the Company, led to his appointment as a director.

Joseph Hernon, Chief Financial Officer, Secretary and Treasurer

Joseph Hernon has been Chief Financial Officer and Secretary of the Company since January 2020. Mr. Hernon has extensive experience in financial services over the course of his 30-year career. From May 2016 to January 2020, Mr. Hernon served as a financial consultant to various private companies. Mr. Hernon was the Chief Financial Officer for Towerstream Corporation (NASDAQ:TWER), Alseres Pharmaceuticals, Inc. (OTC:ALSE) and Aqua Bounty Technologies, Inc. (NASDAQ:AQT) from 1998 - 2016.  Previously, Mr. Hernon was employed by PricewaterhouseCoopers for ten years in its audit practice and was a Senior Business Assurance Manager during his last five years with the firm.  Mr. Hernon is a certified public accountant and earned a Master’s degree in Accountancy from Bentley University in 1986.

Nicholas Liuzza Jr., Director

Nicholas Liuzza Jr. has been a director of the Company since June 2019. Mr. Liuzza serves as an Executive Vice President of Real Matters, Inc. (TSX:REAL) a network management services provider for the mortgage lending and insurance industries a position he has held from April of 2016. Mr. Liuzza co-founded and served as the Chief Executive Officer of Beeline Mortgage LLC, a residential mortgage lender, since 2019. Prior to founding Beeline Mr. Liuzza founded Linear Title & Closing in 2005, and was a senior executive until its sale in 2016. Mr. Liuzza was also the founder and CEO of Linear Settlement Services, LLC, a title insurance agency acquired by Real Matters. In 2001, Mr. Liuzza founded and was the President of New Age Nurses, a healthcare staffing company which he grew into a national provider of healthcare personnel services acquired in 2003 by Crdentia.  Priorthereto, Mr. Liuzza was Executive Vice President of AMICUS Legal Staffing, a national staffing services provider with a specialization in real estate transactions. Mr. Liuzza started his career with Xerox Corporation in 1988.

Mr. Liuzza’s more than 20 years of experience as an entrepreneur in the software industry and his sales experience and software development led to his appointment as a director.

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Patrick T. Mitchell, Director

Patrick T. Mitchell has been a director of the Company since June 2019. Since 2014 Mr. Mitchell has been the Chief Executive Officer of The Carpenter Health Network, a health care provider in the Gulf Coast region providing nursing, home care, hospice, and rehabilitation care services. In 2002, Mr. Mitchell founded St. Joseph Hospice with the mission of providing peace, comfort and dignity to those facing terminal illness. The Carpenter Health Network was created in 2014 as the parent company of St. Joseph Hospice and its sister companies. In 2006, Mr. Mitchell formed STAT Home Health, a healthcare services company, leading to Louisiana’s first AIM Palliative Home Health Program that helps seriously ill patients who lack coordinated hospital, home health and hospice care. In 2013, Mr. Mitchell created Homedica, a healthcare services company, to improve the patient experience and reducing hospitalizations by enabling physicians and mid-level care providers to make house calls. Mr. Mitchell is a graduate of the University of Louisiana-Monroe.

Mr. Mitchell’s experience building companies and his merger and acquisitions and corporate finance experience led to his appointment as a director.

Jonathan Read, Director

Jonathan Read was a director of the Company from August 2017 and was the Chief Executive Officer, Secretary and Treasurer of Company from October 2017 until May 2019. From July 14, 2017 through July 20, 2018, Mr. Read served as a director of BTCS Inc. (OTCQB:BTCS) a digital asset and cryptocurrency company. From November 2015 to January 2017, Mr. Read was Chief Executive Officer and a director of the Company. Since 2013, Mr. Read has been Managing Partner of Quadratam1 LLC, a Scottsdale, Arizona based firm specializing in providing financial and organizational consulting services for growth-stage companies in the United States and China. From 2005 through 2012, Mr. Read was the Chief Executive Officer and a director of ECOtality, Inc., a San Francisco based company that Mr. Read founded. In 2013, ECOtality, Inc. filed for Chapter 11 bankruptcy protection. In 2014, Mr. Read filed for bankruptcy personally.

Mr. Read’s prior experience with the Company and other public company led to his appointment as a director.

Board Committees

The Company has no nominating, audit or compensation committees. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given our size and early stage of development, the entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K other than Mr. Read as described under “Biographies”.

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ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, and does not maintain standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

The Company has not established any independent committees, such as an Audit, Nominating & Governance or Compensation Committee. An Audit Committee considers and discusses with management the Company’s major financial risk exposures and related monitoring and control of such exposures as well as compliance with legal and regulatory requirements. A Nominating & Governance Committee monitors the effectiveness of corporate governance guidelines. A Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Any findings regarding material risk exposure to the Company would be reported to and discussed with the Board of Directors by these committees, were they to be established.

INDEPENDENCE OF THE BOARD OF DIRECTORS

After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors are independent within the meaning of the applicable listing standards of the NASDAQ Capital Market, except Mr. Thompson, the Chief Executive Officer and President of the Company.

We have adopted the Red Cat Holdings, Inc. Code of Conduct, a code of ethics with which every person who works for us is expected to comply, including without limitation our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer and the other(1 executive officer with compensation exceeding $100,000 during the fiscal years ended April 30, 2020 and 2019 (each a "Named Executive Officer").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jeffrey Thompson	2020	$153,333	$—	$—	$—	$153,333
Chief Executive Officer and President	2019	$—	$—	$—	$—	$—

Jonathan Read	2020	$10,000	—	—	—	$10,000
Former Chief Executive Officer (1)	2019	$240,000	—	—	—	$240,000

(1)	Mr. Read resigned as the Company’s Chief Executive Officer in May 2019.

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2019 Equity Incentive Plan

Effective August 2019, shareholders of Company approved the Company’s 2019 Equity Incentive Plan (the “Plan”). The Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.T he Company has reserved 8,750,00 shares for issuance under the Plan. The Board may terminate the Plan at any time. Unless sooner terminated, the Plan will terminate ten years after the effective date of the Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

Employment Agreements

We currently do not have employment agreements with any of our executive officers.

Outstanding Equity Awards

The table below reflects all outstanding equity awards made to each Named Executive Officer that were outstanding at July 31, 2020.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Joseph Hernon	January 2020	183,334	916,666	$0.82	January 2030

October 2019 Issuances

In October 2019, we issued options to purchase 350,000 shares of common stock valued at $477,500. Options to purchase 200,000 shares vest ratably over a 2 year period and expire in October 2029. Options to purchase 150,000 shares vest ratably over a 3 year period and expire in October 2024. All of the options were issued at an exercise price of $2.10 which equaled the stock price on the date of issuance. We used the Black-Scholes Model to estimate the fair value of the stock options issued using the following assumptions: (i) expected volatility – 75%, (ii) risk free interest rate – 1.59% or 1.74%, (iii) expected life – 5 or 10 years, and (iv) expected dividend yield of 0%.

January 2020 Issuances

In January 2020, we issued options to purchase 1,100,000 shares of common stock exercisable at $0.82 vesting quarterly over a 3 year period. These options were valued at $707,300. We also issued options to purchase 147,475 shares of common stock exercisable at $0.82. These options were valued at $94,826 and were vested in full upon issuance. All of these options were issued at an exercise price which equaled the stock price on the date of issuance. We used the Black-Scholes Model to estimate the fair value of the stock options issued using the following assumptions: (i) expected volatility – 75%, (ii) risk free interest rate – 1.74%, (iii) expected life – 10 years, and (iv) expected dividend yield of zero.

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Director Compensation

Director Compensation Table

The following table sets forth the compensation paid to directors for services rendered during the fiscal year ended April 30, 2020.

Name	Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Nicholas Liuzza Jr.	$—	—	148,000(1)	—	—	—	$148,000
Patrick T. Mitchell	$—	—	148,000(1)	—	—	—	$148,000

(1) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (See Note 11 to the financial statements) of 10-year options to purchase 100,000 shares of common stock at an exercise price of $2.10, which became fully vested on October 8, 2020.

During the year ended April 30, 2020, no cash compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

Employee Benefit Plans

The Company currently has no employee benefit plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of October 29, 2020, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Red Hat Holdings, Inc., 370 Harbour Drive, Palmas del Mar, Humacao, Puerto Rico 00791.

The percentages below are calculated based on 20,721,535 shares of common stock issued and outstanding as of October 27, 2020.

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Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned		Percentage of Beneficial Ownership
Named Executive Officers and Directors:
Jeffrey Thompson	12,167,518		58.7%
Nicholas Liuzza, Jr.	1,018,589	(1)	4.8%
Patrick Mitchell	413,248	(2)	2.0%
Jonathan Read	—		—
Joseph Hernon	283,000	(3)	*
All executive officers and directors as a group (5 persons)	13,874,355	(1)(2)(3)	64.0%

*Represents less than 1%

(1) Includes (i) 300,000 shares of common stock issuable upon conversion of a convertible note at a conversion price of $1.00 per share or 75% of the price of our securities sold in a qualified offering, (ii) 199,998 shares of common stock issuable upon the exercise of a warrant at an exercise price of $1.50 per share or a 25% discount to the price of securities sold in a qualified offering, and (iii) a currently exercisable stock option to purchase 100,000 shares of common stock.

(2) Includes a currently exercisable stock option to purchase 100,000 shares of common stock.

(3) Represents currently exercisable stock options.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since May 1, 2018, to which we were a party or will be party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

On October 12, 2018, Company issued a promissory note in the principal amount of $15,000 to Jonathan Read, our director and former Chief Executive Officer. The note, and accrued interest thereon, was repaid in full in January 2019.

On May 13, 2019, the Company paid $1,820 to Mr. Read for expenses paid on behalf of the Company by Mr. Read.

The Company rented office space from Jeffrey Thompson, our Chief Executive Officer until March 31, 2019 and paid a total of $8,100 from May 1, 2018 to March 31, 2019 for such space.

In December 2019, we issued a two-year convertible note in the principal amount of $125,000 to Nicholas Liuzza, Jr., a director, and a convertible note in the principal amount of $25,000 to Jeffrey Thompson, our chief executive officer. The notes bear interest at a rate of 12% per annum which accrues and is payable in full upon maturity. Interest on the notes may be paid in cash or in shares of common stock of the Company at the holder’s sole discretion as follows: (i) prior to an equity financing which generates gross proceeds of not less than $3,000,000 (a “Qualified Offering”), at the 30 day volume weighted average of the closing price of our common stock, or (ii) after we have consummated a Qualified Offering, at 40% of the price per share of common stock sold in the Qualified Offering. We may, upon 10 business days advance notice, elect to pre-pay the notes, including all accrued interest, in whole or in part, provided that any such prepayment prior to the one-year anniversary of the note issuance be at a price equal to 112% of the then outstanding original principal amount. Upon an event of default, as described in the notes, the outstanding principal and interest shall become immediately due and payable. Additionally, under the note, unless waived by the holder, the holder may not convert the note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,200,000 shares have been designated Series A Preferred Stock and 4,300,000 shares have been designated Series B Preferred Stock. As of October 21, 2020, there were (i) 20,721,535 shares of common stock outstanding, (ii) 208,704 shares of Series A Preferred Stock outstanding that are convertible into 1,738,504 shares of common stock, and (iii) 3,681,623 shares of Series B Preferred Stock outstanding that are convertible into 3,055,748 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. Our common stock has no redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, in one or more series. Our articles of incorporation, as amended, provide that our Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of preferred stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

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Series A Convertible Preferred Stock

On May 15, 2019, we closed a Share Exchange Agreement (the “Exchange Agreement”) with Red Cat Propware, Inc., a Nevada corporation (“Red Cat Propware”) and its then current shareholders (the “Acquisition”) pursuant to which we acquired all of the issued and outstanding capital stock of Red Cat Propware in exchange for our issuance of our common stock and Series A Preferred Stock (“Series A Stock”) to the Red Cat Propware shareholders which constituted approximately 83.33% of our issued an outstanding share capital on a fully-diluted basis at such time. With the exception of shares held by our current Chief Executive Officer, Jeffrey Thompson, the convertibility of shares of Series A Stock is limited such that a holder of Series A Stock may not convert Series A Stock to our common stock to the extent that the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of common stock owned by the holder at such time, would result in the holder beneficially owning more than 4.99% of all of our outstanding common stock.

On May 15, 2019 we filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”). Pursuant to the Series A Certificate of Designation, the Company designated 2,200,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock has no stated value. In the event of a liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will not be entitled to a per share preferential payment but will be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of Common Stock, as if all shares of Series A Preferred Stock had been converted to Common Stock immediately prior to the distribution. Each share of Series A Preferred Stock is convertible at the option of the holder into 8.33 shares of common stock for every one share of Series A Preferred Stock held (the “A Conversion Rate”). .. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limit”). The Beneficial Ownership Limit is inapplicable to a shareholder who, in advance issuance of Series A Preferred Stock, specifically waives such limitations and our Chief Executive Officer, Jeffrey Thompson, waived such limitations prior to the Red Cat Propware acquisition. Under the Series A Certificate of Designation, no consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series A Preferred Stock.

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Series B Convertible Preferred Stock

On May 13, 2019 we filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series B Preferred Stock (the “Series B Certificate of Designation”). Pursuant to the Series B Certificate of Designation, the Company designated 4,300,000 shares of its blank check preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has no stated value.  In the event of a liquidation, dissolution or winding up of the Company, each share of Series B Preferred Stock will not be entitled to a per share preferential payment but will be entitled to participate in any distribution out of the assets of the Company on an equal basis per share with the holders of Common Stock, as if all shares of Series B Preferred Stock had been converted to Common Stock immediately prior to the distribution. Each share of Series B Preferred Stock is convertible at the option of the holder into 0.83 shares of common stock for every one share of Series B Preferred Stock held (the “B Conversion Rate”). The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99% of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock (the “Beneficial Ownership Limit”). Under the Series B Certificate of Designation, no consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of the holders of the outstanding shares of Series B Preferred Stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Articles of Incorporation, Our Bylaws and Nevada Law

Nevada Anti-Takeover Law

The Nevada Revised Statutes (“NRS”) contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:

Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise.

In addition, Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our articles of incorporation and our bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.

Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our articles of incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.

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Nevada's “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation's board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation's voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. However, we have not included any such provision in our Articles of Incorporation or Bylaws, which means these provisions apply to us.

Nevada's “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the company, regardless of whether such acquisition may be in the interest of our stockholders.

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SELLING STOCKHOLDERS

This prospectus relates to the resale by Selling Stockholders of shares of the Resale Shares which consists of (i) an aggregate of _________ shares issuable upon conversion of outstanding shares of Series B Preferred Stock and (ii) 834,664 shares of our Common Stock issued in connection with a private placement by Red Cat Propware, Inc. in January 2017 which were converted into shares of our common stock.

The Selling Stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

The Selling Stockholders named below may from time to time offer and sell pursuant to this prospectus up to 4,566,520 Resale Shares.

The following table sets forth:

• the name of the Selling Stockholders;

• the number and percent of shares of our common stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus;

• the number of shares of our common stock that may be offered for resale for the account of the Selling Stockholders under this prospectus; and

• the number and percent of shares of our common stock to be beneficially owned by the Selling Stockholders after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Stockholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each Selling Stockholder may offer under this prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Stockholders regarding the sale of any of the Resale Shares.

This table is prepared solely based on information supplied to us by the Selling Stockholders, any Schedules 13D or 13G, and other public documents filed with the SEC. The applicable percentages of beneficial ownership are based on an aggregate of 20,721,535 shares of our common stock issued and outstanding on October 21, 2020.

Except as noted in the footnotes to the table below, to our knowledge, none of the Selling Stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. None of the Selling Stockholders is a broker-dealer or affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling Stockholders and the manner in which the Selling Stockholders may dispose of their shares.

Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling Stockholders will sell any or all of the securities covered by this prospectus.

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Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Cavalry Fund I LP(1)		1,000,000		4.99%(5)
L1 Capital Global Opportunity Master Fund Ltd.(2)		512,206		4.99%(5)
Paradox Capital Partners, LLC(3)		834,664		4.99%(5)
Brains Riding in Tanks, LLC(4)		2,219,650		--%

*Less than 1%

(1) Cavalry Fund I Management LLC, General Partner. Thomas Walsh is the manager of Cavalry Fund I Management Ltd. In such capacity he has voting and dispositive control over the securities owned by such entity. Includes (i) 514,739 shares of common stock and ____ shares of Series B Preferred Stock owned by Cavalry Fund I LP. Based solely upon a Schedule 13G/A filed February 13, 2020.

(2) David Feldman is the _____ of L1 Capital Global Opportunity Master Fund. Includes ____shares of common stock and _____ shares of Series B Preferred Stock owned by L1 Global Opportunity Master Fund. In such capacity he has voting and dispositive control over the shares held by such entity.

(3) Harvey Kesner is the managing member of Paradox Capital Partners, LLC. In such capacity he has voting and dispositive control over the securities held by such entity. Includes (i) 1,738,504 shares of common stock underlying Series A Preferred Stock, (ii) 17,542 shares of Series A Preferred Stock owned by Harvey Kesner and (iii) 191,162 shares of Series A Preferred owned by Paradox Capital Partners, LLC.

(4) Chad Kapper is the managing member of Brains Riding in Tanks, LLC. In such capacity he has voting and dispositive control over the securities held by such entity.

(5) The shares represented hereby are subject to a 4.99% ownership limitation.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Pink Open Markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The price of $___ is a fixed price at which the Selling Stockholders may sell their shares until our common stock is quoted on the OTCQB or other established public trading markets, at which time the shares covered by this prospectus may be sold at prevailing market prices or privately negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

56

•	In transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements as of April 30, 2020 and 2019, and for the years then ended included in this prospectus have been so included in reliance on the report of BF Borges, CPA, PC an independent registered public accounting firm, which includes an explanatory paragraph about the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

MEC Consulting, Inc. owns 150,000 shares of common stock of the Company. Mark Crone, the managing partner of The Crone Law Group, P.C., is the sole owner of MEC Consulting, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the filed exhibits may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referenced above. We make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website is not part of this prospectus.

59

RED HAT HOLDINGS, INC.

60

RED CAT HOLDINGS, INC.
Condensed Consolidated Balance Sheets

	July 31,	April 30,
	2020	2020
ASSETS
Current Assets
Cash	$55,870	$236,668
Inventory	$133,634	$78,650
Other	—	3,020
Total Current Assets	189,504	318,338

Goodwill	2,466,073	2,466,073
Trademark	20,000	20,000
Other	3,853	3,853

TOTAL ASSETS	$2,679,430	$2,808,264

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$295,300	$249,050
Accrued Expenses	99,783	89,342
Notes Payable	171,275	118,771
Due to Related Party	333,204	333,684
Customer deposits	77,053	38,419
Total Current Liabilities	976,615	829,266

Convertible debentures	450,000	450,000
Commitments and contingencies

Stockholders' Equity
Series A Preferred Stock - shares authorized 2,200,000; outstanding 208,704	2,087	2,087
Series B Preferred Stock - shares authorized 4,300,000; outstanding 3,681,623	36,816	36,816
Common stock - shares authorized 500,000,000; outstanding 20,011,091	20,011	20,011
Additional paid-in capital	4,150,898	4,043,837
Accumulated deficit	(2,956,997)	(2,573,753)
Total Stockholders' Equity	1,252,815	1,528,998
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,679,430	$2,808,264

See accompanying notes.

F-1

RED CAT HOLDINGS, INC.
Condensed Consolidated Statements Of Operations

	Three months ended July 31,
	2020	2019
Revenues	$548,282	$—

Cost of goods sold	446,132	$—

Gross Margin	102,150	$—

Operating Expenses
Operations	89,033	—
Research and development	97,255	185,695
Sales and marketing	24,136	—
General and administrative	274,970	135,807
Total operating expenses	485,394	321,502
Operating loss	(383,244)	(321,502)

Provision for income taxes	$—	$—

Net loss	$(383,244)	$(321,502)

Loss per share - basic and diluted	$0.02	$0.89

Weighted average shares outstanding - basic and diluted	20,011,091	359,715

F-2

RED CAT HOLDINGS, INC.
Condensed Consolidated Stockholders' Equity Statements

	Series A		Series B		Common Stock		Additional
	Preferred Stock		Preferred Stock				Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances, April 30, 2019	—	—	—	—	179,292	$179	$784,371	$(971,822)	$(187,272)

Issuance of common stock					15,355	15	684,685		684,699

Share Exchange Agreement	2,169,068	21,691	4,212,645	42,126	196,667	197	53,740		117,754

Conversion of Preferred Stock	(1,960,364)	(19,604)	(240,000)	(2,400)	16,536,164	16,536	5,467		—

Shares Issued for Services					1,570	2	69,998		70,000

Net Loss								(321,502)	(321,502)

Balances, July 31, 2019	208,704	2,087	3,972,645	39,726	16,929,048	16,929	1,598,261	(1,293,324)	363,679

Balances, April 30, 2020	208,704	2,087	3,681,623	36,816	20,011,091	20,011	4,043,837	(2,573,753)	1,528,998

Stock based compensation							107,061		107,061

Net Loss								(383,244)	(383,244)

Balances, April 30, 2020	208,704	2,087	3,681,623	36,816	20,011,091	20,011	4,150,898	(2,956,997)	1,252,815

F-3

RED CAT HOLDINGS, INC.
Condensed Consolidated Cash Flows Statements

	Three months ended July 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(383,244)	$(321,502)
Stock based compensation	107,061	—
Adjustments to reconcile net loss to net cash from operations:
Changes in operating assets and liabilities
Inventory	(54,984)	—
Other current assets	3,020	$43,931
Customer deposits	38,634	—
Accounts payable	46,250	(17,024)
Accrued expenses	10,441	$96,680
Net cash used in operating activities	(232,822)	(197,915)

Cash Flows from Investing Activities
Acquired through acquisitions	—	$24,704
Net cash provided by investing activities	—	$24,704

Cash Flows from Financing Activities
Payments under related party obligations	(480)	—
Proceeds from notes payable	140,000	—
Payments under notes payable	(87,496)	—
Net cash provided by financing activities	52,024	—

Net use of Cash	(180,798)	(173,211)
Cash, beginning of period	236,668	503,438
Cash, end of period	$55,870	$330,227

Cash paid for interest and taxes	—	—

Noncash transactions
Common stock issued for services	—	$70,000
Fair value of shares exchanged in acquisitions	—	$117,754

See accompanying notes.

F-4

 RED CAT HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2020 and 2019

(unaudited)

Our unaudited interim condensed consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the unaudited interim condensed consolidated financial statements reflect all adjustments of a normal recurring nature that are necessary for a fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with the financial information included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2020 of Red Cat Holdings, Inc. (the “Company”), filed with the Securities and Exchange Commission (“SEC”) on August 13, 2020.

Note 1 - The Business

The Company was originally incorporated in February 1984. The Company’s primary business is to provide products, services and solutions to the drone industry. It operates in two sectors of the drone industry. Rotor Riot, LLC, an Ohio limited liability company and a wholly owned subsidiary (“Rotor Riot”), designs and sells drones and related components. Rotor Riot is focused on the consumer market and sells its products through its e-commerce platform operated at www.rotorriot.com. The Company is also developing software solutions to provide secure cloud-based analytics, storage and services for the drone industry. Its initial product candidate is Dronebox, a blockchain technology that records, stores and analyzes flight data and information from a drone, much like the “black box” utilized by the airline industry. The Company plans to offer Dronebox as a Software-as-a-Service platform.

Recent corporate developments include:

A.	The Share Exchange Agreement

Effective May 15, 2019, we closed a Share Exchange Agreement (the “SEA”) with TimeFireVR, Inc., (“TimeFire”), a Nevada corporation. Under the SEA, we acquired approximately 83.33% of TimeFire’s outstanding share capital on a fully-diluted basis. We issued: (i) 196,667 shares of our common stock, (ii) 2,169,068 shares of our newly-designated Series A Preferred Stock, and (iii) 4,212,645 shares of our newly-designated Series B Preferred Stock. In total, the common stock, Series A Preferred Stock, and Series B Preferred Stock issued under the SEA were valued at $117,754.

The transaction was accounted for as a “reverse acquisition” as the stockholders of Red Cat possessed majority voting control of the company immediately following the acquisition. In this reverse merger, the financial results of Red Cat Propware, Inc., (the accounting acquirer), have been presented as the continuing operations of the Company since inception. The transaction was accounted for as follows:

Cash	$24,704
Goodwill	93,050
Total	$117,754

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies and benefits from the combination of the two companies, including access to the public markets to raise capital, and is expected to be deductible for tax purposes.

Series A Preferred Stock is convertible to common stock at a ratio of 8.33 shares of common stock for each share of preferred stock held and votes together with the common stock on an as-converted basis. The new Series A Preferred Stock converted automatically to common stock upon the effectiveness of the reverse split of our common stock in August 2019. This common stock and Series A Preferred Stock issued under the SEA constituted approximately 83.33% of our issued and outstanding share capital on a fully-diluted basis on the date of issuance.

Series B Preferred Stock is convertible to common stock at a ratio of 0.83 shares of common stock for each share of preferred stock held and votes together with the common stock on an as-converted basis. The Series B Preferred Stock issued under the SEA constituted approximately 15.64% of our issued and outstanding share capital on a fully-diluted basis on the date of issuance.

F-5

B.	Organizational

In July 2019, we changed our name from TimeFire VR Inc. to Red Cat Holdings, Inc.

In August 2019, we changed our fiscal year to April 30 which was the historical fiscal year of Red Cat Propware, Inc.

In August 2019, we effected a reverse stock split (the “Reverse Stock Split”) of our outstanding shares of common stock at a ratio of one-for-twelve hundred (1 for 1,200). All references in this report to shares of the Company’s common stock, including prices per share of its common stock, reflect the Reverse Stock Split.

C.	Merger Agreement with Rotor Riot, LLC

On December 31, 2019, the Company entered into an Agreement of Merger (the “Merger Agreement”) with Rotor Riot and the three members of Rotor Riot. On January 23, 2020, the Merger was consummated under which Rotor Riot Acquisition Corp, a wholly owned Delaware subsidiary of the Company, merged with and into Rotor Riot, with Rotor Riot continuing as the surviving entity and a wholly owned subsidiary of the Company.

Under the Merger Agreement, each member of Rotor Riot received its pro rata portion of the total number of shares of the Company’s common stock issued based on (A)(i) $3,700,000 minus (ii) $915,563 (which included certain debt and other obligations of Rotor Riot and its Chief Executive Officer that the Company agreed to assume (the “Assumed Obligations”) divided by (B) the volume weighted average price (“VWAP”) of the Company’s common stock for the twenty trading days prior to the closing of the Merger. Based on a share issuance value of $2,784,437 and a VWAP of $1.25445, the Company issued an aggregate of 2,219,650 shares of common stock to the members of Rotor Riot.

Following the closing of the Merger Agreement, the former members of Rotor Riot owned approximately 10.4% of the Company. In addition, the Company’s management controls the operating decisions of the combined company. Accordingly, we have accounted for the transaction as an acquisition of Rotor Riot by the Company. Based on purchase price accounting, we have recognized the assets and liabilities of Rotor Riot at fair value with the excess of the purchase price over the net assets acquired recognized as goodwill. The table below reflects the Company’s estimates of the acquisition date values of the purchase consideration, assets acquired, and liabilities assumed. The shares issued were valued at $1,820,113 (2,219,650 shares issued times $0.82 per share which equaled the closing price of the Company’s common stock on the date that the merger agreement was consummated).

I.	Purchase Price

Shares issued	$1,820,114
Promissory note issued	$175,000
Total Purchase Price	$1,995,114

II.	Purchase Price Allocation

Assets Acquired
Cash	$21,623
Accounts receivable	28,500
Other assets	3,853
Inventory	127,411
Trademark	20,000
Goodwill	2,373,023
Total assets acquired	2,574,410

Liabilities Assumed
Accounts Payable and accrued expenses	$171,651
Notes payable	$209,799
Due to Related Party	$197,846
Total liabilities assumed	$579,296
Net assets acquired	$1,995,114

F-6

The foregoing amounts reflect our current estimates of fair value as of the January 23, 2020 acquisition date. The Company expects to recognize fair values associated with the customer relationships acquired, as well as the Rotor Riot brand name, but has not yet accumulated sufficient information to assign such values. As additional information becomes known regarding the acquired assets and assumed liabilities, management may make adjustments to the opening balance sheet of the acquired company up to the end of the measurement period, which is a one-year period following the acquisition date. The determination of the fair values of the acquired assets and liabilities assumed (and the related determination of estimated lives of depreciable tangible and intangible assets) requires significant judgement.

Note 2 - Going Concern

The financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, we have negative working capital of approximately $800,000 at July 31, 2020 and have accumulated losses totaling approximately $3 million through July 31, 2020. Management recognizes that these operating results and our financial position raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and the classification of liabilities that might be necessary should we be unable to continue as a going concern.

We are presently seeking to address these going concern doubts through a number of actions including efforts to (a) raise capital through the public markets, (b) release additional commercial products and (c) pursue acquisitions of complementary, revenue generating companies which are accretive to our operating results. We can provide no assurance that any of these efforts will be successful or, that even if successful, that they will alleviate doubts about our ability to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Basis of Accounting - The financial statements and accompanying notes are prepared in accordance with GAAP.

Principles of Consolidation – Our condensed consolidated financial statements include the accounts of our subsidiaries, Red Cat Propware, Inc. and Rotor Riot, LLC. Intercompany transactions and balances have been eliminated.

Use of Estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates reflected in these financial statements include those used to (i) determine stock based compensation and (ii) complete purchase price accounting for acquisitions.

Cash – At July 31, 2020, we held cash of $55,870 in multiple commercial banks and financial services companies. We have not experienced any loss on these accounts and believe they are not exposed to any significant credit risk.

Leases – Leases at July 31, 2020 are short term in nature and do not require accounting under the lease accounting standards.

Goodwill – Goodwill represents the excess of the purchase price of an acquisition over the estimated fair value of identifiable net assets acquired. The measurement periods for the valuation of assets acquired and liabilities assumed ends as soon as information on the facts and circumstances that existed as of the acquisition date becomes known, not to exceed 12 months. Adjustments in a purchase price allocation may require a change in the amounts allocated to goodwill during the periods in which the adjustments are determined.

We perform an impairment test at the end of each fiscal year, or more frequently if indications of impairment arise. We have a single reporting unit, and consequently, evaluate goodwill for impairment based on an evaluation of the fair value of the Company as a whole.

Common Stock – Our common stock has a par value of $0.001 per share.

Warrants – In connection with our Series B Preferred Stock Issuance, we issued warrants to purchase shares of our common stock. Outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity. We measured the fair value of the warrants using the Black-Scholes option pricing model.

F-7

Revenue Recognition – The Company recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, issued by the Financial Accounting Standards Board (“FASB”). This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including (i) identifying the promised goods, (ii) evaluating performance obligations, (iii) measuring the transaction price, (iv) allocating the transaction price to the performance obligations if there are multiple components, and (v) recognizing revenue as each obligation is satisfied.  The Company’s revenue transactions include a single component, specifically, the shipment of goods to customers as orders are received. Customers pay at the time they order and the Company recognizes revenue upon shipment. The timing of the shipment of orders can vary considerably depending upon whether an order is for an item normally maintained in inventory or an order that requires assembly or unique parts. Customer deposits totaled $77,053 and $38,419 at July 31, 2020 and April 30, 2020, respectively.

Research and Development - Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, as well as a proportionate share of overhead costs such as rent. Costs related to software development are included in research and development expense until technological feasibility is reached, which for our software products, is generally shortly before the products are released to production. Once technological feasibility is reached, such costs are capitalized and amortized as a cost of revenue over the estimated lives of the products.

Income Taxes - Deferred taxes are provided on the liability method, whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recent Accounting Pronouncements - Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated financial statements.

Comprehensive Loss –During the three months ended July 31, 2020 and 2019, there were no differences between net loss and comprehensive loss. Therefore, the consolidated statements of comprehensive loss have been omitted.

Stock-Based Compensation – We use the estimated grant-date fair value method of accounting in accordance with ASC Topic 718, Compensation – Stock Compensation. Fair value is determined using the Black-Scholes Model using inputs reflecting our estimates of expected volatility, term and future dividends. We plan to estimate the forfeiture rate based on our historical experience but have made no such allowance to date as our first issuances of stock based awards occurred in October 2019 and we have not experienced any forfeitures to date. We recognize compensation costs on a straight line basis over the service period which is generally the vesting term.

Basic and Diluted Net Loss per Share – Basic and diluted net loss per share has been calculated by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents were excluded from the computation of diluted net loss per share of common stock because they were anti-dilutive. The exercise of these common stock equivalents would dilute earnings per share if we become profitable in the future.

Related Parties – Parties are considered to be related to us if they have control or significant influence, directly or indirectly, over us, including key management personnel and members of the Board of Directors. Related Party transactions are disclosed in Note 12.

Note 4 – Notes Payable

In connection with the merger agreement with Rotor Riot, the Company agreed to assume certain financial obligations of Rotor Riot totaling $216,099 in the aggregate. A summary of these obligations is as follows:

A.	Note Payable to PayPal

In November 2019, Rotor Riot entered into an agreement with PayPal under which it borrowed $100,000. PayPal is an electronic commerce company that facilitates payments between parties through online funds transfers. The Company processes certain customer payments ordered on its e-commerce site through PayPal. The note is being repaid through 52 weekly payments of $2,056 ending in November 2020, resulting in an effective interest rate of 16%. The balance outstanding at July 31, 2020 was $55,945.

B.	Note Payable to Shopify Capital

In August 2019, Rotor Riot entered into an agreement with Shopify Capital under which it sold $176,000 of “Purchased Receivables” for total consideration of $160,000. Shopify Capital is an affiliate of Shopify, Inc. which provides sales software and services to the Company. The Company processes customer transactions ordered on its e-commerce site through Shopify which retained 14% of daily receipts until a total of $176,000 was retained. This note was repaid in May 2020. In May 2020, Rotor Riot entered into a new agreement with Shopify Capital under which it sold $158,200 of Purchased Receivables for total consideration of $140,000. Shopify will retain 17% of daily receipts until a total of $158,200 is retained. The balance outstanding at July 31, 2020 was $66,107.

F-8

C.	Note Payable to Race Day Quads

During 2019, Rotor Riot purchased inventory from Race Day Quads (“RDQ”), an online retailer of drone racing parts. The owner of Race Day Quads acquired a Membership Interest in Rotor Riot in March 2019.The balance owed at July 31, 2020 totaled $49,223.

Note 5 – Due to Related Party

BRIT, LLC, formally known as Brains Riding in Tanks, LLC, was the largest shareholder of Rotor Riot. Following the Merger, BRIT is a significant shareholder in the Company. The controlling shareholder of BRIT is now employed in a management role with the Company.

A.	Note Payable to BRIT, LLC

Under the terms of the Merger Agreement, the Company issued a promissory note to BRIT, LLC in the principal amount of $175,000. The promissory note bears interest at 4.75% annually and provides for monthly principal payments of $3,500. The outstanding principal amount and all accrued interest is due on the earlier of (a) January 23, 2021 or (b) the closing of an equity offering by the Company of at least $3,500,000. The balance outstanding at July 31, 2020 totaled $164,260. In addition, accrued interest totaled $5,010 at July 31, 2020.

B.	Obligations of BRIT, LLC

BRIT incurred certain financial obligations in support of the operations of Rotor Riot which the Company assumed responsibility to pay. The total amount assumed was $167,939. These obligations bear interest at annual rates ranging from 7.5% to 21.74%. The outstanding balance totaled $168,944 at July 31, 2020.

Note 6 – Convertible Debentures

In November 2019 we issued a convertible note in the principal amount of $300,000 to one accredited investor and in December 2019 we issued a convertible note in the principal amount of $125,000 to a director and a convertible note in the principal amount of $25,000 to our chief executive officer (collectively, the “Notes”). The Notes have a term of 2 years and bear interest at a rate of 12% which accrues and is payable in full when the Notes mature. Interest on the Notes may be paid in cash or in shares of common stock of the Company at the Conversion Price (as defined below).The Notes are convertible into shares of common stock at the holder’s sole discretion as follows: (A) prior to consummating an equity financing which generates gross proceeds of not less than $3,000,000 (a “Qualified Offering”), then at the 30 day volume weighted average of the closing price of a share of our common stock as listed or quoted on the market in which the shares are then traded or listed, or (B) after we have consummated a Qualified Offering, at 40% of the price per share of common stock sold in the Qualified Offering (the “Conversion Price”) . We may, upon 10 business days advance notice, elect to pre-pay the Note, including all accrued interest, in whole or in part, provided that any such prepayment prior to the one-year anniversary of the Note issuance shall be at a price equal to 112% of the then outstanding original principal amount. Upon an event of default, as described in the Notes, the outstanding principal and interest shall become immediately due and payable. Additionally, under the Note, unless waived by the holder, the holder shall not be entitled to convert the Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such date. Based on the Company’s results since inception, both on an operating and capital raising basis, we believe that it is more likely than not that the Company will not be able to complete an equity financing of at least $3,000,000 during the term of the Notes. In addition, we do not believe that the Company will be able to pre-pay the Notes prior to the one year anniversary of their issuance. Based on these conclusions, the Company has not recognized a beneficial conversion feature or a derivative liability in connection with the convertible debentures.

Note 7 - Income Taxes

Our operating subsidiary is incorporated and based in Puerto Rico which is a commonwealth of the United States. We are not subject to taxation by the United States as Puerto Rico has its own taxing authority which passed the Export Services Act, also known as Act 20, in 2012. Under Act 20, eligible businesses are subject to a special corporate tax rate of 4%. Since inception, we have incurred net losses in each year of operations. Our current provision for the reporting periods presented in these financial statements consisted of a tax benefit against which we applied a full valuation allowance, resulting in no current provision for income taxes. In addition, there was no deferred provision for any of these reporting periods.

F-9

At July 31, 2020 and April 30, 2020, we had accumulated deficits of approximately $3,000,000 and $2,600,000, respectively. Deferred tax assets related to the future benefit of these net operating losses for tax purposes totaled approximately $120,000 and $104,000, respectively, based on the Act 20 rate of 4%.  Currently, we focus on projected future taxable income in evaluating whether it is more likely than not that these deferred assets will be realized. Based on the fact that we have not generated an operating profit since inception, we have applied a full valuation allowance against our deferred tax assets at July 31, 2020 and April 30, 2020.

Note 8 – Common Stock

We are authorized to issue 500,000,000 shares of common stock. Each share of common stock is entitled to one vote.

Note 9 – Preferred Stock

Our Series A Preferred Stock (“Series A Stock”) is convertible to common stock at a ratio of 8.33 shares of common stock for each share of Series A Stock, and votes together with the common stock on an as-converted basis. The Series A Preferred Stock was originally issued under the Securities Exchange Agreement, as further described in Note 1. The Series A Stock was automatically converted into shares of common stock upon the effectiveness of our reverse stock split in August 2019, except for 208,704 shares which were subject to a limitation on the number of shares of common stock that can be held by the holder of those shares of Series A Stock.

Our Series B Preferred Stock (“Series B Stock”) is convertible into common stock at a ratio of 0.8334 shares of common stock for each share of Series B Stock held and votes together with the common stock on an as-converted basis. The Series B Preferred Stock was originally issued under the Exchange Agreement, as further described in Note 1. Conversions of Series B Stock into Common Stock are as follows:

Date	Series B	Common Stock
July 2019	240,000	200,000
November 2019	60,000	50,000
December 2019	231,022	192,519

Note 10 - Warrants

In May 2019, as part of the Share Exchange Agreement, we issued warrants to purchase 469,874 shares of common stock at an exercise price of $0.324 per share of common stock. The value of these warrants was considered to be a nominal amount at the time of issuance. In September 2019, we received $152,239 in connection with the exercise of these warrants. We also assumed a fully vested, restricted stock unit agreement requiring the issuance of 41,667 shares of common stock in May 2021, as well as a warrant to purchase 5,556 shares of common stock at an exercise price of $60.00 per share. This warrant expires in March 2021.

Note 11 – Share Based Awards

Effective August 2019, shareholders approved the 2019 Equity Incentive Plan (the “Plan”) which allows us to incentivize key employees, consultants, and directors with long term compensation awards such as stock options, restricted stock, and restricted stock units (collectively, the “Awards”). The number of shares issuable in connection with Awards under the Plan may not exceed 8,750,000.

A.	October 2019 Issuances

In October 2019, we issued options to purchase 350,000 shares of common stock valued at $477,500. Options to purchase 200,000 shares vest ratably over a 2 year period and expire in October 2029. Options to purchase 150,000 shares vest ratably over a 3 year period and expire in October 2024. All of the options were issued at an exercise price of $2.10 which equaled the stock price on the date of issuance. We used the Black-Scholes Model to estimate the fair value of the stock options issued using the following assumptions: (i) expected volatility – 75%, (ii) risk free interest rate – 1.59% or 1.74%, (iii) expected life – 5 or 10 years, and (iv) expected dividend yield of 0%.

F-10

B.	January 2020 Issuances

In January 2020, we issued options to purchase 1,100,000 shares of common stock exercisable at $0.82 vesting quarterly over a 3 year period. These options were valued at $707,300. We also issued options to purchase 147,475 shares of common stock exercisable at $0.82. These options were valued at $94,826 and were vested in full upon issuance. All of these options were issued at an exercise price which equaled the stock price on the date of issuance. We used the Black-Scholes Model to estimate the fair value of the stock options issued using the following assumptions: (i) expected volatility – 75%, (ii) risk free interest rate – 1.74%, (iii) expected life – 10 years, and (iv) expected dividend yield of zero.

C.	Summary for three months ended July 31, 2020

Share based compensation expense recognized in the three months ended July 31, 2020 was $107,061, of which $94,629 was included in general and administrative expenses, $9,945 was included in research and development expenses, and $2,487 was included in operations expenses. There was no compensation expense recognized in the three months ended July 31, 2019.

Options exercisable as of January 31, 2020 totaled 330,809. The remaining weighted average contractual term of the options outstanding at October 31, 2019 was 8.98 years. The aggregate intrinsic value of outstanding options, representing the excess of the stock price at July 31, 2020 of $0.99 over the exercise price of each option, was $212,071 at July 31, 2020.

Note 12 - Related-Party Transactions

Shares Issued for Services – In May 2019, we issued 1,570 shares of common stock valued at $70,000 to a shareholder for legal services provided to us. In April 2020, we issued 150,000 shares of common stock with a fair market value of $204,000 to a different law firm for services provided to us.

Convertible Note Financing – In December 2019, we completed a convertible note financing with a member of the Board of Directors for $125,000 and with our Chief Executive Officer for $25,000. See Note 6 for details on the terms of the transaction.

Note 13 - Subsequent Events

Subsequent events have been evaluated through the date of this filing and there are no subsequent events which require disclosure.

F-11

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Red Cat Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Red Cat Holdings, Inc. as of April 30, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2020

Lakewood, CO

August 13, 2020

F-12

RED CAT HOLDINGS
Consolidated Balance Sheets

	April 30,	April 30,
	2020	2019
ASSETS
Current Assets
Cash	$236,668	$503,438
Inventory	$78,650	$0
Other	3,020	100,000
Total Current Assets	318,338	603,438

Goodwill	2,466,073	—
Trademark	20,000	—
Other	3,853	—

TOTAL ASSETS	$2,808,264	$603,438

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$249,050	$20,894
Accrued Expenses	89,342	15,116
Notes Payable	118,771	—
Due to Related Party	333,684	—
Customer deposits	38,419	—
Common shares to be issued	—	754,700
Total Current Liabilities	829,266	790,710

Convertible debentures	450,000	—
Commitments and contingencies

Stockholders' Equity
Series A Preferred Stock - shares authorized 2,200,000; outstanding 208,704 and 0	2,087	—
Series B Preferred Stock - shares authorized 4,300,000; outstanding 3,681,623 and 0	36,816	—
Common stock - shares authorized 500,000,000; outstanding 20,011,091 and 179,292	20,011	179
Additional paid-in capital	4,043,837	784,371
Accumulated deficit	(2,573,753)	(971,822)
Total Stockholders' Equity	1,528,998	(187,272)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,808,264	$603,438

See accompanying notes.

F-13

RED CAT HOLDINGS
Consolidated Statements Of Operations

	Year ended April 30,
	2020	2019
Revenues	$403,940	$—

Cost of goods sold	325,379	$—

Gross Margin	78,561	$—

Operating Expenses
Research and development	488,990	366,590
General and administrative	1,248,717	384,742
Total operating expenses	1,737,707	751,332
Operating loss	(1,659,146)	(751,332)

Provision for income taxes	$—	$—

Net operating income	(1,659,146)	(751,332)

Other income	57,215	$—

Net loss	$(1,601,931)	$(751,332)

Loss per share - basic and diluted	$0.12	$0.14

Weighted average shares outstanding - basic and diluted	13,732,205	5,328,630

See accompanying notes.

F-14

RED CAT HOLDINGS
Consolidated Stockholders' Equity Statements

	Series A		Series B		Common Stock		Additional
	Preferred Stock		Preferred Stock				Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balances, April 30, 2018					177,611	$178	$734,372	$(220,490)	$514,060

Issuance of common stock					1,681	2	49,999		50,000

Net Loss								(751,332)	(751,332)

Balances, April 30, 2019	—	—	—	—	179,292	$179	$784,371	$(971,822)	$(187,272)

Issuance of common stock					15,355	15	684,186		684,200

Share Exchange Agreement	2,169,068	21,691	4,212,645	42,126	196,667	197	53,740		117,754

Conversion of Preferred Stock	(1,960,364)	(19,604)	(531,022)	(5,310)	16,778,683	16,779	8,135		—

Exercise of warrants					469,874	470	151,769		152,239

Merger with Rotor Riot					2,219,650	2,220	1,817,893		1,820,113

Stock based compensation							269,895		269,895

Shares Issued for Services					151,570	152	273,848		274,000

Net Loss								(1,601,931)	(1,601,931)

Balances, April 30, 2020	208,704	$2,087	3,681,623	$36,816	20,011,091	$20,011	$4,043,837	$(2,573,753)	$1,528,998

See accompanying notes.

F-15

RED CAT HOLDINGS
Consolidated Cash Flows Statements

	Year ended April 30,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(1,601,931)	$(751,332)
Stock based compensation	269,895	0
Common stock issued for services	204,000	70,000
Adjustments to reconcile net loss to net cash from operations:
Changes in operating assets and liabilities
Inventory	48,761	—
Other current assets	124,979	(100,000)
Customer deposits	38,419
Accounts payable	68,068	20,894
Accrued expense	36,225	7,050
Net cash used in operating activities	(811,584)	(753,388)

Cash Flows from Investing Activities
Acquired through acquisitions	46,327	—
Net cash provided by investing activities	46,327	—

Cash Flows from Financing Activities
Proceeds from issuance of common stock	—	684,700
Capital to be returned		1,800
Proceeds from exercise of warrants	152,239	—
Proceeds from issuance of convertible debentures	450,000	—
Payments under related party obligations	(12,725)
Payments under notes payable	(91,027)	—
Net cash provided by financing activities	498,487	686,500

Net use of Cash	(266,770)	(66,888)
Cash, beginning of period	503,438	570,326
Cash, end of period	$236,668	$503,438

Cash paid for interest and taxes	—	—

Noncash transactions
Common stock issued for services	204,000	70,000
Fair value of shares exchanged in acquisitions	$1,937,867	$—

See accompanying notes.

F-16

 RED CAT HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2020 and 2019

Note 1 - The Business

Red Cat Holdings, Inc. (“Red Cat” or the “Company”) was originally incorporated in February 1984. The Company’s primary business is to provide products, services and solutions to the drone industry. It operates in two sectors of the drone industry. Rotor Riot, a wholly owned subsidiary, designs and sells drones and related components. Rotor Riot is focused on the consumer market and sells its products through its e-commerce platform operated at www.rotorriot.com. The Company is also developing software solutions to provide secure cloud-based analytics, storage and services for the drone industry. Its initial product candidate is Dronebox, a blockchain technology that records, stores and analyzes flight data and information from a drone, much like the “black box” utilized by the airline industry. The Company plans to offer Dronebox as a Software-as-a-Service platform.

Recent corporate developments include:

A.	The Share Exchange Agreement

Effective May 15, 2019, we closed a Share Exchange Agreement (the “SEA”) with TimeFireVR, Inc., (“TimeFire”), a Nevada corporation. Under the SEA, we acquired approximately 83.33% of TimeFire’s outstanding share capital on a fully-diluted basis. We issued: (i) 196,667 shares of our common stock, (ii) 2,169,068 shares of our newly-designated Series A Preferred Stock, and (iii) 4,212,645 shares of our newly-designated Series B Preferred Stock. In total, the common stock, Series A Preferred Stock, and Series B Preferred Stock issued under the SEA were valued at $117,754.

The transaction was accounted for as a “reverse acquisition” as the stockholders of Red Cat possessed majority voting control of the company immediately following the acquisition. In this reverse merger, the financial results of Red Cat Propware, Inc., (the accounting acquirer), have been presented as the continuing operations of the Company since inception. The transaction was accounted for as follows:

Cash	$24,704
Goodwill	93,050
Total	$117,754

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies and benefits from the combination of the two companies, including access to the public markets to raise capital, and is expected to be deductible for tax purposes.

Series A Preferred Stock is convertible to common stock at a ratio of 8.33 shares of common stock for each share of preferred stock held and votes together with the common stock on an as-converted basis. The new Series A Preferred Stock converted automatically to common stock upon the effectiveness of the reverse split of our common stock in August 2019. This common stock and Series A Preferred Stock issued under the SEA constituted approximately 83.33% of our issued and outstanding share capital on a fully-diluted basis on the date of issuance.

Series B Preferred Stock is convertible to common stock at a ratio of 0.83 shares of common stock for each share of preferred stock held, and votes together with the common stock on an as-converted basis. The Series B Preferred Stock issued under the SEA constituted approximately 15.64% of our issued and outstanding share capital on a fully-diluted basis on the date of issuance.

B.	Organizational

In July 2019, we changed our name from TimeFire VR Inc. to Red Cat Holdings, Inc.

In August 2019, we changed our fiscal year to April 30 which was the historical fiscal year of Red Cat.

F-17

In August 2019, we effected a reverse stock split (the “Reverse Stock Split”) of our outstanding shares of common stock at a ratio of one-for-twelve hundred (1 for 1,200). All references in this report to shares of the Company’s common stock, including prices per share of its common stock, reflect the Reverse Stock Split.

C.	Merger Agreement with Rotor Riot, LLC

On December 31, 2019, the Company entered into an Agreement of Merger (the “Merger Agreement”) with Rotor Riot and the three members of Rotor Riot. On January 23, 2020, the Merger was consummated under which Rotor Riot Acquisition Corp, a wholly owned Delaware subsidiary of the Company, merged with and into Rotor Riot, with Rotor Riot continuing as the surviving entity and a wholly owned subsidiary of Red Cat Holdings.

Under the Merger Agreement, each member of Rotor Riot received its pro rata portion of the total number of shares of the Company’s common stock issued based on (A)(i) $3,700,000 minus (ii) $915,563 (which included certain debt and other obligations of Rotor Riot and its Chief Executive Officer that the Company agreed to assume (the “Assumed Obligations”) divided by (B) the volume weighted average price (“VWAP”) of the Company’s common stock for the twenty trading days prior to the closing of the Merger. Based on a share issuance value of $2,784,437 and a VWAP of $1.25445, the Company issued an aggregate of 2,219,650 shares of common stock to the members of Rotor Riot.

Following the closing of the Merger Agreement, the former members of Rotor Riot owned approximately 10.4% of the Company. In addition, management of Red Cat Holdings controls the operating decisions of the combined company. Accordingly, we have accounted for the transaction as an acquisition of Rotor Riot by Red Cat. Based on purchase price accounting, we have recognized the assets and liabilities of Rotor Riot at fair value with the excess of the purchase price over the net assets acquired recognized as goodwill. The table below reflects the Company’s estimates of the acquisition date values of the purchase consideration, assets acquired, and liabilities assumed. The shares issued were valued at $1,820,113 (2,219,650 shares issued times $0.82 per share which equaled the closing price of the Company’s common stock on the date that the merger agreement was consummated).

I.	Purchase Price

Shares issued	$1,820,114
Promissory note issued	$175,000
Total Purchase Price	$1,995,114

II.	Purchase Price Allocation

Assets Acquired
Cash	$21,623
Accounts receivable	28,500
Other assets	3,853
Inventory	127,411
Trademark	20,000
Goodwill	2,373,023
Total assets acquired	2,574,410

Liabilities Assumed
Accounts Payable and accrued expenses	$171,651
Notes payable	$209,799
Due to Related Party	$197,846
Total liabilities assumed	$579,296
Net assets acquired	$1,995,114

F-18

The foregoing amounts reflect our current estimates of fair value as of the January 23, 2020 acquisition date. The Company expects to recognize fair values associated with the customer relationships acquired, as well as the Rotor Riot brand name, but has not yet accumulated sufficient information to assign such values. As additional information becomes known regarding the acquired assets and assumed liabilities, management may make adjustments to the opening balance sheet of the acquired company up to the end of the measurement period, which is a one-year period following the acquisition date. The determination of the fair values of the acquired assets and liabilities assumed (and the related determination of estimated lives of depreciable tangible and intangible assets) requires significant judgement.

Note 2 - Going Concern

The financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying financial statements, we have (i) negative working capital of approximately $500,000 at April 30, 2020, (ii) have generated less than $500,000 in revenues since our inception, and (iii) have accumulated losses totaling approximately $2.6 million through April 30, 2020. Management recognizes that these operating results and our financial position raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and the classification of liabilities that might be necessary should we be unable to continue as a going concern.

We are presently seeking to address these going concern doubts through a number of actions including efforts to (a) raise capital through the public markets, (b) release additional commercial products and (c) pursue acquisitions of complementary, revenue generating companies which are accretive to our operating results. We can provide no assurance that any of these efforts will be successful or, that even if successful, that they will alleviate doubts about our ability to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Basis of Accounting - The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles (“GAAP”).

Principles of Consolidation – Our condensed consolidated financial statements include the accounts of our subsidiaries, Red Cat Propware, Inc. and Rotor Riot, LLC. Intercompany transactions and balances have been eliminated.

Use of Estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates reflected in these financial statements include those used to (i) determine stock based compensation and (ii) complete purchase price accounting for acquisitions.

Cash – At April 30, 2020, our cash balances totaled $236,668 and was held across multiple commercial banks and financial services companies. We have not experienced any loss on these accounts and believe they are not exposed to any significant credit risk.

Leases – Leases at April 30, 2020 are short term in nature and do not require accounting under the lease accounting standards.

Goodwill – Goodwill represents the excess of the purchase price of an acquisition over the estimated fair value of identifiable net assets acquired. The measurement periods for the valuation of assets acquired and liabilities assumed ends as soon as information on the facts and circumstances that existed as of the acquisition date becomes known, not to exceed 12 months. Adjustments in a purchase price allocation may require a change in the amounts allocated to goodwill during the periods in which the adjustments are determined.

We plan to perform an impairment test at the end of each fiscal year, or more frequently if indications of impairment arise. We have a single reporting unit, and consequently, evaluate goodwill for impairment based on an evaluation of the fair value of the Company as a whole.

Common Stock – Our common stock has a par value of $0.001 per share.

Warrants – In connection with our Series B Preferred Stock Issuance, we issued warrants to purchase shares of our common stock. Outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity. We measured the fair value of the warrants using the Black-Scholes option pricing model.

F-19

Revenue Recognition – The Company recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, issued by the Financial Accounting Standards Board (“FASB”). This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including (i) identifying the promised goods, (ii) evaluating performance obligations, (iii) measuring the transaction price, (iv) allocating the transaction price to the performance obligations if there are multiple components, and (v) recognizing revenue as each obligation is satisfied.  The Company’s revenue transactions include a single component, specifically, the shipment of goods to customers as orders are received.  Customers pay at the time they order and the Company recognizes revenue upon shipment. The timing of the shipment of orders can vary considerably depending upon whether an order is for an item normally maintained in inventory or an order that requires assembly or unique parts. Customer deposits totaled $38,419 and $ 0 at April 30, 2020 and 2019, respectively.

Other Income – In April 2020, the Company received $57,215 in connection with a Payment Protection Program loan issued by the Small Business Administration. Under the terms of the loan, the full amount is eligible to be forgiven if the Company spends the funds for certain operating expenses, including payroll costs, over a certain period of time after the issuance of the loan. The Company believes that it has complied with the terms of the loan and that the entire amount will be forgiven. Therefore, the full amount has been recognized as Other Income in the Statement of Operations for the fiscal year ended April 30, 2020.

Research and Development - Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs, as well as a proportionate share of overhead costs such as rent. Costs related to software development are included in research and development expense until technological feasibility is reached, which for our software products, is generally shortly before the products are released to production. Once technological feasibility is reached, such costs are capitalized and amortized as a cost of revenue over the estimated lives of the products.

Income Taxes - Deferred taxes are provided on the liability method, whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Recent Accounting Pronouncements - Management does not believe that recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated financial statements.

Comprehensive Loss –During the years ended April 30, 2020 and 2019, there were no differences between net loss and comprehensive loss. Therefore, the consolidated statements of comprehensive loss have been omitted.

Stock-Based Compensation – We use the estimated grant-date fair value method of accounting in accordance with ASC Topic 718, Compensation – Stock Compensation. Fair value is determined using the Black-Scholes Model using inputs reflecting our estimates of expected volatility, term and future dividends. We plan to estimate the forfeiture rate based on our historical experience but have made no such allowance to date as our first issuances of stock based awards occurred in October 2019. We recognize compensation costs on a straight line basis over the service period which is generally the vesting term.

Basic and Diluted Net Loss per Share – Basic and diluted net loss per share has been calculated by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Common stock equivalents were excluded from the computation of diluted net loss per share of common stock because they were anti-dilutive. The exercise of these common stock equivalents would dilute earnings per share if we become profitable in the future.

Related Parties – Parties are considered to be related to us if they have control or significant influence, directly or indirectly, over us, including key management personnel and members of the Board of Directors. Related Party transactions are disclosed in Note 12.

F-20

Note 4 – Notes Payable

In connection with the merger agreement with Rotor Riot, the Company agreed to assume certain financial obligations of Rotor Riot totaling $216,099 in the aggregate. A summary of these obligations is as follows:

A.	Note Payable to PayPal

In November 2019, Rotor Riot entered into an agreement with PayPal under which it borrowed $100,000. PayPal is an electronic commerce company that facilitates payments between parties through online funds transfers. The Company processes certain customer payments ordered on its e-commerce site through PayPal. The note is being repaid through 52 weekly payments of $2,056 ending in November 2020, resulting in an effective interest rate of 16%. The balance outstanding at April 30, 2020 was $61,673.

B.	Note Payable to Shopify Capital

In August 2019, Rotor Riot entered into an agreement with Shopify Capital under which it sold $176,000 of “Purchased Receivables” for total consideration of $160,000. Shopify Capital is an affiliate of Shopify, Inc. which provides sales software and services to the Company. The Company processes customer transactions ordered on its e-commerce site through Shopify which will retain 14% of daily receipts until a total of $176,000 is retained. The balance outstanding at April 30, 2020 was $7,875.

C.	Note Payable to Race Day Quads

During 2019, Rotor Riot purchased inventory from Race Day Quads (“RDQ”), an online retailer of drone racing parts. The owner of Race Day Quads acquired a Membership Interest in Rotor Riot in March 2019. In October 2019, RDQ agreed to allow Rotor Riot to pay for $82,141 of inventory purchases on an installment basis through June 2020. The balance outstanding at January 31, 2020 was $49,223. The Company has been in discussions with RDQ regarding the payment of the remaining balance.

Note 5 – Due to Related Party

BRIT, LLC, formally known as Brains Riding in Tanks, LLC, was the largest shareholder of Rotor Riot. Following the Merger, BRIT is a significant shareholder in the Company. The controlling shareholder of BRIT is now employed in a management role with the Company.

A.	Note Payable to BRIT, LLC

Under the terms of the Merger Agreement, the Company issued a promissory note to BRIT, LLC in the principal amount of $175,000. The promissory note bears interest at 4.75% annually and requires $3,500 of the principal amount to be paid monthly. The outstanding principal amount and all accrued interest is due on the earlier of (a) January 23, 2021 or (b) the closing of an equity offering by the Company of at least $3,500,000. The balance outstanding at April 30, 2020 totaled $164,234. In addition, accrued interest totaled $2,232 at April 30, 2020.

B.	Obligations of BRIT, LLC

BRIT incurred certain financial obligations in support of the operations of Rotor Riot which the Company has agreed to assume responsibility to pay. The total amount assumed was $167,939 which equals the balance outstanding at January 31, 2020. These obligations bear interest at annual rates ranging from 7.5% to 21.74%. The outstanding balance of these assumed obligations totaled $72,299 at April 30, 2020.

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Note 6 – Convertible Debentures

In November 2019 we issued a convertible note in the principal amount of $300,000 to one accredited investor and in December 2019 we issued a convertible note in the principal amount of $125,000 to a director and a convertible note in the principal amount of $25,000 to our chief executive officer (collectively, the “Notes”). The Notes have a term of 2 years and bear interest at a rate of 12% which accrues and is payable in full when the Notes mature. Interest on the Notes may be paid in cash or in shares of common stock of the Company at the Conversion Price (as defined below).The Notes are convertible into shares of common stock at the holder’s sole discretion as follows: (A) prior to consummating an equity financing which generates gross proceeds of not less than $3,000,000 (a “Qualified Offering”), then at the 30 day volume weighted average of the closing price of a share of our common stock as listed or quoted on the market in which the shares are then traded or listed, or (B) after we have consummated a Qualified Offering, at 40% of the price per share of common stock sold in the Qualified Offering (the “Conversion Price”) . We may, upon 10 business days advance notice, elect to pre-pay the Note, including all accrued interest, in whole or in part, provided that any such prepayment prior to the one-year anniversary of the Note issuance shall be at a price equal to 112% of the then outstanding original principal amount. Upon an event of default, as described in the Notes, the outstanding principal and interest shall become immediately due and payable. Additionally, under the Note, unless waived by the holder, the holder shall not be entitled to convert the Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such date. Based on the Company’s results since inception, both on an operating and capital raising basis, we believe that it is more likely than not that the Company will not be able to complete an equity financing of at least $3,000,000 during the term of the Notes. In addition, we do not believe that the Company will be able to pre-pay the Notes prior to the one year anniversary of their issuance. Based on these conclusions, the Company has not recognized a beneficial conversion feature or a derivative liability in connection with the convertible debentures.

Note 7 - Income Taxes

Our operating subsidiary is incorporated and based in Puerto Rico which is a commonwealth of the United States. We are not subject to taxation by the United States as Puerto Rico has its own taxing authority which passed the Export Services Act, also known as Act 20, in 2012. Under Act 20, eligible businesses are subject to a special corporate tax rate of 4%. Since inception, we have incurred net losses in each year of operations. Our current provision for the reporting periods presented in these financial statements consisted of a tax benefit against which we applied a full valuation allowance, resulting in no current provision for income taxes. In addition, there was no deferred provision for any of these reporting periods.

At April 30, 2020 and 2019, we had accumulated deficits of approximately $2,600,000 and $972,000, respectively. Deferred tax assets related to the future benefit of these net operating losses for tax purposes totaled approximately $104,000 and $39,000, respectively, based on the Act 20 rate of 4%.  Currently, we focus on projected future taxable income in evaluating whether it is more likely than not that these deferred assets will be realized. Based on the fact that we have not generated an operating profit since inception, we have applied a full valuation allowance against our deferred tax assets at January 31, 2020 and April 30, 2019.

Note 8 – Common Stock

We are authorized to issue 500,000,000 shares of common stock. Each share of common stock is entitled to one vote.

Note 9 – Preferred Stock

Our Series A Preferred Stock (“Series A Stock”) is convertible to common stock at a ratio of 8.33 shares of common stock for each share of Series A Stock, and votes together with the common stock on an as-converted basis. The Series A Preferred Stock was originally issued under the Securities Exchange Agreement, as further described in Note 1. The Series A Stock was automatically converted into shares of common stock upon the effectiveness of our reverse stock split in August 2019, except for 208,704 shares which were subject to a limitation on the number of shares of common stock that can be held by the holder of those shares of Series A Stock.

Our Series B Preferred Stock (“Series B Stock”) is convertible into common stock at a ratio of 0.8334 shares of common stock for each share of Series B Stock held and votes together with the common stock on an as-converted basis. The Series B Preferred Stock was originally issued under the Exchange Agreement, as further described in Note 1. Conversions of Series B Stock into Common Stock are as follows:

F-22

Date	Series B	Common Stock
July 2019	240,000	200,000
November 2019	60,000	50,000
December 2019	231,022	192,519

Note 10 - Warrants

In May 2019, as part of the Share Exchange Agreement, we issued warrants to purchase 469,874 shares of common stock at an exercise price of $0.324 per share of common stock. The value of these warrants was considered to be a nominal amount at the time of issuance. In September 2019, we received $152,239 in connection with the exercise of these warrants. We also assumed a fully vested, restricted stock unit agreement requiring the issuance of 41,667 shares of common stock in May 2021, as well as a warrant to purchase 5,556 shares of common stock at an exercise price of $60.00 per share. This warrant expires in March 2021.

Note 11 – Share Based Awards

Effective August 2019, shareholders approved the 2019 Equity Incentive Plan (the “Plan”) which allows us to incentivize key employees, consultants, and directors with long term compensation awards such as stock options, restricted stock, and restricted stock units (collectively, the “Awards”). The number of shares issuable in connection with Awards under the Plan may not exceed 8,750,000.

A.	October 2019 Issuances

In October 2019, we issued options to purchase 350,000 shares of common stock valued at $477,500. Options to purchase 200,000 shares vest ratably over a 2 year period and expire in October 2029. Options to purchase 150,000 shares vest ratably over a 3 year period and expire in October 2024. All of the options were issued at an exercise price of $2.10 which equaled the stock price on the date of issuance. We used the Black-Scholes Model to estimate the fair value of the stock options issued using the following assumptions: (i) expected volatility – 75%, (ii) risk free interest rate – 1.59% or 1.74%, (iii) expected life – 5 or 10 years, and (iv) expected dividend yield of 0%.

B.	January 2020 Issuances

In January 2020, we issued options to purchase 1,100,000 shares of common stock exercisable at $0.82 vesting quarterly over a 3 year period. These options were valued at $707,300. We also issued options to purchase 147,475 shares of common stock exercisable at $0.82. These options were valued at $94,826 and were vested in full upon issuance. All of these options were issued at an exercise price which equaled the stock price on the date of issuance. We used the Black-Scholes Model to estimate the fair value of the stock options issued using the following assumptions: (i) expected volatility – 75%, (ii) risk free interest rate – 1.74%, (iii) expected life – 10 years, and (iv) expected dividend yield of zero.

C.	Summary

Compensation expense recognized during the year ended April 30, 2020 was 269,895, of which $213,959 was included in general and administrative expenses and $55,936 was included in research and development expenses. There was no compensation expense recognized during the year ended April 30, 2019.

Options exercisable as of January 31, 2020 totaled 339,142. The remaining weighted average contractual term of the options outstanding at October 31, 2019 was 9.22 years. The aggregate intrinsic value of outstanding options, representing the excess of the stock price at April 30, 2020 of $1.50 over the exercise price of each option, was $848,283 at April 30, 2020.

F-23

Note 12 - Related-Party Transactions

Shares Issued for Services – In May 2019, we issued 1,570 shares of common stock valued at $70,000 to a shareholder for legal services provided to us. In April 2020, we issued 150,000 shares of common stock with a fair market value of $204,000 to a different law firm for services provided to us.

Office Lease – We rented space from our Chief Executive Officer during the fiscal year ended April 30, 2019 and made payments totaling $8,100.

Convertible Note Financing – In December 2019, we completed a convertible note financing with a member of the Board of Directors for $125,000 and with our Chief Executive Officer for $25,000. See Note 6 for details on the terms of the transaction.

Note 13 - Subsequent Events

Subsequent events have been evaluated through the date of this filing and there are no subsequent events which require disclosure.

F-24

________________ Shares of Common Stock

 PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$	[__]
Legal fees and expenses		$25,000
Accounting fees and expenses		$10,000
Transfer agent and registrar fees		$1,000
Miscellaneous fees and expenses		$1,000
Total	$	*

Item 14.	Indemnification of Directors and Officers

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

II-1

The articles of incorporation, as amended, and the amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 15.	Recent Sales of Unregistered Securities

The following is a summary of all securities that we have sold during the last three years without registration under the Securities Act of 1933, as amended.

On December 2019, we issued a two-year convertible note in the principal amount of $125,000 to Nicholas Liuzza, Jr., a director, and a convertible note in the principal amount of $25,000 to Jeffrey Thompson, our chief executive officer for an aggregate of $150,000.

On November 2019 we issued a convertible note in the principal amount of $300,000 to one accredited investor.

On May 2019, the Company issued 1,570 shares of common stock, with a fair value of $70,000, to a law firm for services provided to the Company.

On August 2019, the Company issued 469,847 shares of common stock upon the exercise of a warrant and received proceeds of $152,239.

On April 2019, the Company issued 150,000 shares of common stock with a fair value of $204,000 to a law firm for services provided to the Company.

In connection with the conversion of the Company’s Convertible Series E Preferred Stock into shares of the Company’s common stock, we issued a total of 108,332,000 (pre-split) shares of common stock on various dates between January 4, 2018 and April 2, 2018.

We issued an aggregate of 236,000,000 (pre-split) shares of common stock and 2,169,068.0554 (pre-split) shares of Series A Preferred Stock to the former shareholders of Red Cat Propware, Inc. on May 2019 in connection with the acquisition of Red Cat Propware, Inc.

We issued an aggregate of 4,212,645.28 (pre-split) shares of Series B Preferred Stock to the former shareholders of Red Cat Propware, Inc. on May 2019 in connection with the acquisition of Red Cat Propware, Inc.

The issuance of the common stock, Series A Preferred Stock, and Series B Preferred Stock as described herein was exempt from registration under Rule 506 of Regulation D under the Securities Act. The exchange of other securities for the Series B Preferred Stock was also exempt under Section 3(a)(9) of the Securities Act.

All the shares issued in connection with the transactions listed above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506(b) thereunder as transactions not involving a public offering. Each of the third parties acquired their shares for investment and not with a view to distribution. We reasonably believed that each third party was an accredited investor as defined by Rule 501 under the Act.

II-2

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2016)
2.2	Articles of Merger- Nevada (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2016)
2.3	Articles of Merger- Arizona (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2016)
2.4	Agreement of Merger, dated January 23, 2019, among the Company, Rotor Riot Acquisition, LLC and the stockholder signatory thereon (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020)
2.5	Amendment No. 1 to the Agreement of Merger, dated December 31, 2019, among the Company, Rotor Riot Acquisition, LLC and the stockholder signatory thereon (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020)
2.6	Second Amendment to the Agreement of Merger, dated December 31, 2019, among the Company, Rotor Riot Acquisition, LLC and the stockholder signatory thereon (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020)
3.1	Amended and Restated Articles of Incorporation, dated July 17, 2019 (incorporated by reference to Exhibit B to the Company’s Schedule 14C Information Statement filed with the SEC on July 2, 2019)
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 8, 2017)

3.3	Certification of Designation of Series A Preferred Stock, dated May 10, 2019 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
3.4	Certification of Designation of Series B Preferred Stock, dated May 10, 2019 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
3.5*	Red Cat Holdings, Inc. Code of Conduct
5.1**	Opinion of The Crone law Group, P.C. as to the legality of the securities being registered.
10.1	Form of Senior Convertible Note (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2019)
10.2	Share Exchange Agreement, dated as of May 13, 2019, among TimefireVR, Inc. (Timefire”), Red Cat Propware, Inc, and Red Cat Propware, Inc’s. shareholders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.3	Warrant, dated May 5, 2019, issued to Calvary Fund I LP (“Calvary”) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.4	Restricted Stock Unit Agreement, dated May 15, 2019, between Timefire and Jonathan Read (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.5	Securities Exchange Agreement, dated May 13, 2019, between Timefire and Calvary (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.6	Securities Exchange Agreement, dated May 13, 2019, between Timefire and L1 Capital Global Opportunity Master Fund Ltd. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.7	Securities Exchange Agreement, dated May 13, 2019, between Timefire and Digital Power Lending, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
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10.8	Securities Exchange Agreement, dated May 13, 2019, between Timefire and Gary Smith (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.9	Securities Exchange Agreement, dated May 13, 2019, between Timefire and Edward Slade Mead (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.10	Redemption Letter for Series A Preferred Stock, dated May 9, 2019, from Timefire to Jonathan Read (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)
10.11	2019 Equity Incentive Plan (incorporated by reference to Exhibit C to the Company’s Schedule 14C Information Statement filed with the SEC on July 2, 2019)
10.12*	Amended and Restated Promissory Note, dated October 26, 2020, issued to Brains Riding in Tanks, LLC
10.13	Make Whole Agreement, dated January 23, 2020, among the Company, Brains Riding in Tanks, LLC, Rotor Riot, LLC and Chad Kapper (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2020)
10.14	Share Purchase Agreement dated September 30, 2020 among the Company, Fat Shark Holdings, Ltd., Fat Shark Tech, Ltd., Fat Shark Technology SEZC, Greg French and FS Acquisition Corp (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 5, 2020).
10.15*	First Amendment dated October 29, 2020 to Share Purchase Agreement dated September 30, 2020 among the Company, Fat Shark Holdings, Ltd., Fat Shark Tech, Ltd., Fat Shark Technology SEZC, Greg French and FS Acquisition Corp.
21.1*	List of Subsidiaries
23.1*	Consent of Independent Registered Public Accounting Firm
23.2**	Consent of The Crone Law Group, P.C. (included as part of Exhibit 5.1)

*	Filed herewith
**	To be filed by amendment.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on October 30, 2020.

RED CAT HOLDINGS, INC.

By:	/s/ Jeffery M. Thompson
Jeffrey M. Thompson
President and Chief Executive Officer (Principal Executive Officer)
/s/ Joseph Hernon
Joseph Hernon
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Red Cat Holdings, Inc. hereby severally constitute and appoint Jeffrey M. Thompson and Joseph Hernon, our true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey M. Thompson Jeffrey M. Thompson	President and Chief Executive Officer (Principal executive officer)	October 30, 2020

/s/ Joseph Hernon Joseph Hernon	Chief Financial Officer (Principal financial and accounting officer)	October 30, 2020

/s/ Nicholas Liuzza Jr., Nicholas Liuzza Jr.,	Director	October 30, 2020

/s/ Patrick T. Mitchell Patrick T. Mitchell	Director	October 30, 2020

/s/ Jonathan Read	Director	October 30, 2020
Jonathan Read

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